                                                                   EXHIBIT 10.5







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                                CREDIT AGREEMENT

                           DATED AS OF OCTOBER 8, 1996

                                     BETWEEN

                                E HOLDINGS, INC.,
                                  AS BORROWER,

                                       AND

                           NATIONSBANK, N.A. (SOUTH),
                             AS AGENT AND AS LENDER




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

                               TABLE OF CONTENTS


ARTICLE I - DEFINITIONS..........................................................................        1

         1.1      Certain Defined Terms..........................................................        1
         1.2      Accounting Terms; Utilization of GAAP for Purposes of Calculations
                  Under Agreement................................................................       21
         1.3      Other Definitional Provisions..................................................       21

ARTICLE II - AMOUNTS AND TERMS OF LOANS/LETTERS OF CREDIT........................................       22

         2.1      Loans/Letters of Credit........................................................       22
                  (A)      Term Loans............................................................       22
                  (B)      Revolving Loans.......................................................       23
                  (C)      Letters of Credit.....................................................       23
                  (D)      Borrowing Mechanics...................................................       24
                  (E)      Notes.................................................................       25
         2.2      Interest.......................................................................       25
                  (A)      Rate of Interest......................................................       25
                  (B)      Computation and Payment of Interest...................................       26
                  (C)      Interest Laws.........................................................       26
         2.3      Continuation...................................................................       26
         2.4      Conversion.....................................................................       27
         2.5      Fees...........................................................................       27
                  (A)      Closing Fees..........................................................       27
                  (B)      Letter of Credit Fees.................................................       27
                  (C)      No Prepayment Fees....................................................       28
         2.6      Payments and Prepayments.......................................................       28
                  (A)      Manner and Time of Payment............................................       28
                  (B)      Payments on Business Days.............................................       28
                  (C)      Mandatory Prepayments.................................................       28
                  (D)      Voluntary Prepayments and Repayments..................................       29
                  (E)      Application of Prepayments and Repayments.............................       30
         2.7      Borrower's Loan Account and Statements.........................................       30
         2.8      Other Letter of Credit Provisions..............................................       31
                  (A)      Obligations Absolute..................................................       31
                  (B)      Nature of the Lenders' Duties.........................................       31
         2.9      Credit Adequacy and Other Adjustments..........................................       33
         2.10     Taxes..........................................................................       33
                  (A)      No Deductions.........................................................       33
                  (B)      Changes in Tax Laws...................................................       33
         2.11     Suspension of LIBOR Loans......................................................       34
         2.12     Illegality.....................................................................       35


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
         2.13     Compensation...................................................................       35
         2.14     Assumptions Concerning Funding of Fixed Rate Loans.............................       35

ARTICLE III - CONDITIONS TO LOANS................................................................       36

         3.1      Conditions to Initial Loans/Letters of Credit..................................       36
         3.2      Conditions to All Loans/Letters of Credit......................................       36
                  (A)      Notice of Borrowing...................................................       36
                  (B)      Representations Still True............................................       36
                  (C)      No Default............................................................       36
                  (D)      No Order..............................................................       36
                  (E)      No Material Adverse Change............................................       37
                  (F)      Solvency..............................................................       37
                  (G)      Approvals-Governmental and Accrediting Bodies.........................       37
         3.3      Conditions Subsequent..........................................................       38
         3.4      Conditions to LA Loan..........................................................       39

ARTICLE IV - BORROWER'S REPRESENTATIONS AND WARRANTIES...........................................       39

         4.1      Organization; Powers; Capitalization; Good Standing; Business and
                  Subsidiaries...................................................................       40
                  (A)      Organization and Powers...............................................       40
                  (B)      Capitalization........................................................       40
                  (C)      Qualification.........................................................       40
                  (D)      Conduct of Business...................................................       40
                  (E)      Subsidiaries..........................................................       40
         4.2      Authorization of Borrowing; Etc................................................       41
                  (A)      Authorization of Borrowing............................................       41
                  (B)      No Conflict...........................................................       41
                  (C)      Governmental Consents.................................................       41
                  (D)      Binding Obligation....................................................       41
                  (E)      Valid Issuance of Securities..........................................       41
         4.3      Financial Condition............................................................       42
                  (A)      Financial Statements..................................................       42
                  (B)      Pro Forma.............................................................       42
                  (C)      Projections...........................................................       42
         4.4      Indebtedness and Contingent Obligations........................................       42
         4.5      No Material Adverse change; No Stock Payments..................................       42
         4.6      Title to Properties; Liens; Leases.............................................       43
         4.7      Litigation; Adverse Facts......................................................       43
         4.8      Payment of Taxes...............................................................       43
         4.9      Adverse Contracts..............................................................       44
         4.10     Performance of Agreements......................................................       44
         4.11     Governmental Regulation........................................................       44

         4.12     Employee Benefit Plans.........................................................       44
                  (A)      No Other Plans........................................................       44
                  (B)      ERISA and IRC Compliance and Liability................................       44
                  (C)      Funding...............................................................       45
                  (D)      Prohibited Transactions and Payments..................................       45
                  (E)      No ERISA Termination Event............................................       45
                  (F)      ERISA Litigation......................................................       45
         4.13     Intellectual Property..........................................................       45
         4.14     Broker's Fees..................................................................       46
         4.15     Environmental Compliance.......................................................       46
                  (A)      No Environmental Claims...............................................       46
                  (B)      Storage of Hazardous Materials........................................       46
                  (C)      Compliance With Environmental Laws....................................       46
         4.16     Employee Matters...............................................................       47
         4.17     Solvency.......................................................................       47
         4.18     Disclosure.....................................................................       47
         4.19     Use of Proceeds and Margin Security............................................       48
         4.20     Insurance......................................................................       48
         4.21     Bank Accounts..................................................................       48
         4.22     Representations and Warranties From the Purchase Agreement.....................       48
         4.23     Compliance With Laws/Accreditation.............................................       48
         4.24     Investments....................................................................       49

ARTICLE V - BORROWER'S AFFIRMATIVE COVENANT......................................................       50

         5.1      Financial Statements and Other Reports.........................................       50
                  (A)      Monthly Financials....................................................       50
                  (B)      Year-End Financials...................................................       50
                  (C)      Borrower Compliance Certificate.......................................       51
                  (D)      Accountants' Certification............................................       51
                  (E)      Accountants' Report...................................................       51
                  (F)      Management Report.....................................................       51
                  (G)      Projections...........................................................       52
                  (H)      SEC Filings and Press Releases........................................       52
                  (I)      Subordinated Indebtedness Notices.....................................       52
                  (J)      Events of Default; Etc................................................       52
                  (K)      Litigation............................................................       52
                  (L)      Employee Benefit Plans................................................       53
                  (M)      ERISA Termination Events..............................................       53
                  (N)      ERISA Notices.........................................................       53
                  (O)      Insurance.............................................................       54
                  (P)      Supplemented Schedules; Notice of Corporate Changes...................       54
                  (Q)      Tuition Program/Accreditation Reports.................................       54

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

                  (R)      Other Information.....................................................       54
         5.2      Access to Accountants..........................................................       54
         5.3      Corporate Existence; Etc.......................................................       54
         5.4      Payment of Taxes and Claims; Tax Consolidation.................................       55
         5.5      Maintenance of Properties; Insurance...........................................       55
                  (A)      Maintenance of Properties.............................................       55
                  (B)      Insurance.............................................................       55
         5.6      Inspection; Lender Meeting.....................................................       55
         5.7      Environmental Compliance.......................................................       56
                  (A)      Environmental Laws....................................................       56
                  (B)      Remedial Action.......................................................       56
                  (C)      Further Assurances....................................................       56
         5.8      Environmental Disclosure.......................................................       57
                  (A)      Releases..............................................................       57
                  (B)      Proposed Activities...................................................       57
         5.9      Compliance With Laws/Government Tuition Program/Accreditation..................       58
         5.10     Covenants in Acquisition Documents.............................................       58
         5.11     Further Assurances.............................................................       58
         5.12     Enforcement of Remedies Under Acquisition Documents............................       59
         5.13     Fiscal Year....................................................................       59
         5.14     After-Acquired Real Property...................................................       59

ARTICLE VI - FINANCIAL COVENANTS.................................................................       59

         6.1      Capital Expenditure Limit......................................................       60
         6.2      Liabilities to Net Worth.......................................................       60
         6.3      Total Capitalization...........................................................       61
         6.4      Debt Service coverage Ratio....................................................       61
         6.5      Interest Coverage Ratio........................................................       61
         6.6      Government Required Ratios.....................................................       62
         6.7      Enrollment.....................................................................       62
         6.8      Government Default Rate........................................................       62

ARTICLE VII - BORROWER'S NEGATIVE COVENANTS......................................................       63

         7.1      Indebtedness...................................................................       63
         7.2      Liens and Related Matters......................................................       64
                  (A)      No Liens..............................................................       64
                  (B)      No Negative Pledges...................................................       64
                  (C)      No Restrictions on Subsidiary Distributions to the Borrower...........       64
         7.3      Acquisitions; Investments; Joint Ventures......................................       64
                  (A)      Cash Equivalents......................................................       64
                  (B)      Intercompany Loans....................................................       64


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
                  (C)      Travel Advances.......................................................       64
                  (D)      Investments...........................................................       65
         7.4      Contingent Obligations.........................................................       65
         7.5      Restricted Payments; No Amendment of Subordinated Indebtedness.................       66
                  (A)      Subordinated Indebtedness.............................................       66
                  (B)      Restricted Payments by Subsidiaries...................................       66
                  (C)      No Amendment..........................................................       66
         7.6      Restriction on Fundamental Changes.............................................       66
         7.7      Disposal of Assets or Subsidiary Stock.........................................       67
                  (A)      Assets................................................................       67
                  (B)      Subsidiary Capital Stock..............................................       67
         7.8      Restriction on Leases..........................................................       67
         7.9      Sales and Lease-Backs..........................................................       68
         7.10     Transactions With Affiliates...................................................       68
         7.11     Management Fees and Compensation...............................................       68
                  (A)      Management Fees.......................................................       68
                  (B)      Compensation..........................................................       68
         7.12     Environmental Liabilities......................................................       69
         7.13     Conduct of Business............................................................       69
         7.14     Fiscal Year....................................................................       69
         7.15     Compliance With ERISA..........................................................       69
         7.16     Press Release; Public Offering Materials.......................................       70
         7.17     Subsidiaries...................................................................       70
         7.18     Bank Accounts..................................................................       70

ARTICLE VIII - DEFAULT, RIGHTS AND REMEDIES......................................................       70

         8.1      Events of Default..............................................................       70
                  (A)      Default in Payment....................................................       71
                  (B)      Default in Other Agreements...........................................       71
                  (C)      Breach of Certain Provisions..........................................       71
                  (D)      Breach of Warranty....................................................       71
                  (E)      Other Defaults Under Loan Documents...................................       71
                  (F)      Involuntary Bankruptcy; Appointment of Receiver; Etc..................       71
                  (G)      Voluntary Bankruptcy; Appointment of Receiver; Etc....................       72
                  (H)      Governmental Liens....................................................       72
                  (I)      Judgments and Attachments.............................................       72
                  (J)      Dissolution...........................................................       72
                  (K)      Solvency..............................................................       72
                  (L)      Injunction............................................................       73
                  (M)      ERISA - Pension Plans.................................................       73
                  (N)      ERISA - Multiemployer Plans...........................................       73
                  (O)      Invalidity of Loan Documents..........................................       73


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


                  (P)      Damage; Strike; Casualty..............................................       73
                  (Q)      Licenses and Permits..................................................       73
                  (R)      Failure of Security...................................................       73
                  (S)      Change in Control.....................................................       74
                  (T)      Change in Management..................................................       74
                  (U)      Indemnification Claim.................................................       74
         8.2      Suspension of Commitments......................................................       74
         8.3      Acceleration; Termination of Facilities........................................       74
                  (A)      Automatic.............................................................       74
                  (B)      Optional..............................................................       75
         8.4      Loan Documents.................................................................       75
         8.5      Applicable Law.................................................................       75
         8.6      Appointment of Receiver........................................................       75
         8.7      Performance by the Agent.......................................................       75
         8.8      Rights Cumulative..............................................................       76

ARTICLE IX - ASSIGNMENT AND PARTICIPATION........................................................       76

         9.1      Assignments and Participations in Loans and Notes..............................       76
                  (A)      NationsBank May Assign................................................       76
                  (B)      Each Lender May Assign................................................       76
                  (C)      Participations........................................................       77
                  (D)      No Relief From Obligations............................................       77
                  (E)      Notice to the Borrower................................................       77
         9.2      NationsBank as the Agent.......................................................       77
         9.3      Set Off and Sharing of Payments................................................       78
         9.4      Disbursement of Funds..........................................................       78

ARTICLE X - MISCELLANEOUS........................................................................       79

         10.1     Notices........................................................................       79
         10.2     Expenses.......................................................................       80
         10.3     Stamp; Intangible and Recording Taxes..........................................       81
         10.4     Litigation; Jurisdiction; Other Matters; Waivers...............................       81
         10.5     Successors and Assigns.........................................................       83
         10.6     Amendments.....................................................................       83
         10.7     Nonliability of the Lenders/the Agent..........................................       84
         10.8     Confidentiality................................................................       84
         10.9     Indemnification................................................................       84
         10.10    Survival.......................................................................       86
         10.11    Titles and Captions............................................................       86
         10.12    Severability of Provisions.....................................................       87
         10.13    Governing Law..................................................................       87
         10.14    Counterparts...................................................................       87


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
         10.15    Obligations With Respect to Loan Parties.......................................       87
         10.16    Retention of the Borrower's Documents..........................................       87
         10.17    Marshaling; Payments Set Aside.................................................       87
         10.18    Independence of Covenants......................................................       88
         10.19    Independent Nature of the Lenders' Rights......................................       88
         10.20    No Fiduciary Relationship......................................................       88
         10.21    Limitation of Liability........................................................       88
         10.22    No Duty........................................................................       89
         10.23    Entire Agreement...............................................................       89
         10.24    Construction...................................................................       89
         10.25    EDGAR Filings..................................................................       89


EXHIBIT 1.1(A)        Form of Compliance Certificate
EXHIBIT 1.1(B)        Form of Notice of Borrowing
EXHIBIT 1.1(C)        Form of Notice of Letter of Credit Issuance
EXHIBIT 1.1(D)        Form of Notice of Continuation
EXHIBIT 1.1(E)        Form of Notice of Conversion
EXHIBIT 1.1(F)        Form of Revolving Note
EXHIBIT 1.1(G)        Form of Term Note

SCHEDULE 1.1(A)       Pro Forma
SCHEDULE 1.1(C)       Existing Liens
SCHEDULE 4.1(A)       Organization of Loan Parties
SCHEDULE 4.1(B)       Capitalization of Loan Parties/Existing Joint Ventures
SCHEDULE 4.1(C)       Qualification of Loan Parties
SCHEDULE 4.2(B)       Required Consents
SCHEDULE 4.2(C)       Required Government Approvals
SCHEDULE 4.3          Projections
SCHEDULE 4.4          Indebtedness and Contingent Liabilities
SCHEDULE 4.6          Leases
SCHEDULE 4.7          Litigation
SCHEDULE 4.12         Employee Benefit Plans
SCHEDULE 4.13         Intellectual Property
SCHEDULE 4.14         Broker's Fees
SCHEDULE 4.15(A)      Environmental Claims
SCHEDULE 4.15(B)      Hazardous Materials
SCHEDULE 4.15(C)      Compliance With Environmental Laws
SCHEDULE 4.16         Employee Matters/Employment Contracts
SCHEDULE 4.20         Insurance Policies of Borrower
SCHEDULE 4.21         Bank Accounts


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

SCHEDULE 4.23         Compliance with Laws/Accreditation
SCHEDULE 4.24         Investments
SCHEDULE 7.4          Contingent Obligations
SCHEDULE 7.10         Transactions With Shareholders and Affiliates
SCHEDULE 7.11(A)      Management Fees
SCHEDULE 7.11(B)      List of Officers Subject to Compensation Levels


                                    -viii-

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT is dated as of October 8, 1996 (this "Agreement"), and entered into by and between E HOLDINGS, INC. (the "Borrower") with its principal place of business at One Buckhead Plaza, Suite 1420, 3060 Peachtree Road, Northwest, Atlanta, Georgia 30305, Attention: R. Steven Bostic and NATIONSBANK, N.A. (SOUTH) (in its individual capacity, "NationsBank"), with offices at 600 Peachtree Street, Suite 1100, Atlanta, Georgia 30308, Attention:
Julie Iarossi Davis - Private Client Group, for itself, as the Lender, and as the Agent for any other Lender (such term and other capitalized terms used herein are defined in Article I of this Agreement).

         WHEREAS, pursuant to that certain Stock Purchase Agreement dated as of July 25, 1996, as amended by a First Amendment to Stock Purchase Agreement dated as of August 30, 1996 (the "Purchase Agreement") by and between EDUTREK INTERNATIONAL, INC., a Georgia corporation ("International") on the one hand, and THOMAS J. BARNETTE and PHILLIP J. MARKERT, on the other hand (the "Sellers"), International will acquire (the "Acquisition") directly and indirectly all of the issued and outstanding capital stock of American European Corporation, a Georgia corporation ("AEC"), all of the issued and outstanding capital stock of The American College in London, Ltd., a District of Columbia corporation ("ACIL"), and 85% of the issued and outstanding shares of American European Middle East Corporation, L.L.C., a Georgia limited liability company ("AEMEC"); and

         WHEREAS, the Borrower desires that the Lender extend a term loan and revolving credit facility to the Borrower to fund the Acquisition, to provide working capital financing to the Borrower and its Subsidiaries and to provide funds for other general corporate purposes of the Borrower and its Subsidiaries;

         NOW, THEREFORE, in consideration of the foregoing premises, the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged by the parties hereto, the Borrower, the Lender and the Agent, intending to be legally bound, do hereby covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

1.1      CERTAIN DEFINED TERMS

         The terms defined below are used in this Agreement as so defined. Terms defined in the "Whereas" clauses to this Agreement are used in this Agreement as so defined.

         "ACIL" has the meaning set forth in the first "Whereas" clause hereof.

         "ACIL-UK" means The American College in London, Ltd., a United Kingdom corporation.

         "Acquisition" has the meaning set forth in the first "Whereas" clause hereof.

         "Acquisition Documents" means the Purchase Agreement and all other documents, agreements and certificates executed in connection therewith; excluding, however, all Loan Documents and Subordinated Loan Documents.

         "Adjusted LIBO Rate" means, with respect to each Interest Period for any LIBOR Loan, the rate obtained by dividing (a) LIBOR for such Interest Period by (b) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained against "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extensions of credit or other assets which includes loans by an office of the Agent outside of the United States of America to residents of the United States of America).

         "AEC" has the meaning set forth in the first "Whereas" clause hereof.

         "AEMEC" has the meaning set forth in the first "Whereas" clause hereof.

         "Affiliate" means any Person (other than the Agent or any Lender): (a) directly or indirectly controlling, controlled by, or under common control with, the Borrower; (b) directly or indirectly owning or holding 5% or more of any equity interest in the Borrower; (c) 5% or more of whose voting stock or other equity interest is directly or indirectly owned or held by the Borrower; (d) any Person controlled by R. Steven Bostic or any Related Party with respect to R. Steven Bostic; or (e) any executive officer of the Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agent" means NationsBank, N.A. (South) in its capacity as agent for the Lenders under this Agreement and any successor in such capacity appointed pursuant to Section 9.2.

         "Agreement" means this Credit Agreement (including all schedules, exhibits, annexes and appendices hereto).

         "Applicable Law" means all applicable provisions of constitutions, statutes, ordinances, laws (including common law), rules, regulations and orders of all Governmental Authorities and all orders, rulings, writs and decrees of all courts, tribunals and arbitrators.

         "Asset Disposition" means the disposition whether by lease, transfer, sale, loss, damage, destruction, condemnation or otherwise of any assets or properties of the Borrower or any Subsidiary (if any) other than: (i) sales of inventory in the ordinary course of business; (ii) sales of obsolete equipment; or (iii) transfers, sales or other dispositions of Securities of any Subsidiary of the Borrower.

         "Attributable Indebtedness" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

         "Bank Agency Agreement" means an agreement satisfactory to the Agent among the Agent, for the benefit of the Lenders, the Borrower and each bank at which the Borrower maintains depository accounts.

         "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time and all rules and regulations promulgated thereunder.

         "Base Rate" means the rate per annum announced from time to time by the Agent as its "Prime Rate" in Atlanta, Georgia; it being understood that such rate is a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer. Unless otherwise set forth herein, the interest rate of any Obligations bearing interest at the "Base Rate" shall change simultaneously with any change in the Prime Rate.

         "Base Rate Loan" means Loans which bear interest based on the Base
Rate.

         "Big Six Accounting Firm" means any of Arthur Andersen & Co., KPMG Peat Marwick, Coopers & Lybrand, Ernst & Young, Deloitte & Touche and Price Waterhouse or any of their respective successors.

         "Borrower" has the meaning set forth in the first paragraph hereof.

         "Business" means the business of (i) operating private, for profit, colleges and institutions of higher education and (ii) conducting corporate training and education.

         "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Georgia or is a day on which banking institutions located in any such state are closed. In the case of LIBOR Loans, "Business Day" also must be a day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

         "Business Unit" means the assets constituting the business or a division or operating unit thereof of any Person.

         "Capital Expenditures" means, without duplication, for any period, the aggregate of all expenditures on a consolidated basis including deposits (whether paid in cash or property or accrued as liabilities and including the aggregate amount of all principal payments due for the entire term of all Capital Leases which are required to be capitalized on the balance sheet) made by the Borrower and its Subsidiaries that, in conformity with GAAP, are required to be included in the property, plant, or equipment, or similar fixed asset account.

         "Capital Lease" means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

         "Cash Equivalents" means: (a) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (b) commercial paper maturing no more than one year from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Ratings Services or at least P-1 from Moody's Investors Service, Inc.; (c) certificates of deposit or bankers' acceptances maturing within one year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000 and not subject to setoff rights in favor of such bank; (d) time deposits maturing no more than thirty days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts not exceeding the maximum amount of insurance applicable to the aggregate amount of the Borrower's deposits at such institution; and (e) deposits or investments in mutual or similar funds offered or sponsored by brokerage or other companies having membership in the Securities Investor Protection Corporation in amounts not exceeding the maximum amount of insurance applicable to the aggregate amount of the Borrower's deposits at such institution.

         "Closing Date" means October 8, 1996.

         "Collateral" means any collateral security at any time granted or pledged by any Loan Party or other Person to secure the payment or performance of all or any part of the Obligations.

         "Commitment" or "Commitments" means the commitment or commitments of a the Lender or the Lenders to make the Loans described in Section 2.1 and of NationsBank to issue the Letters of Credit as set forth in Section 2.1.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit 1.1(A).

         "Consolidated Current Maturities" means, with respect to the Borrower and its Subsidiaries, the aggregate amount of all regularly scheduled payments of principal of Indebtedness of the Borrower and its Subsidiaries to be made during the four consecutive fiscal quarters immediately following the determination of the Consolidated Debt Service Coverage Ratio.

         "Consolidated Debt Service Coverage Ratio" means, as of any date of the computation thereof, the ratio obtained by dividing (i) Consolidated EBIDA for the Four-Quarter Period ending on the date of computation thereof by (ii) the sum of: (A) Consolidated Current Maturities outstanding at such date plus (B) Consolidated Interest Expense for such Four-Quarter Period plus (C) Restricted Payments paid or declared by the Borrower and its Subsidiaries (other than to the Borrower or other Subsidiaries) during such Four-Quarter Period.

         "Consolidated EBIDA" means, with respect to the Borrower and its Subsidiaries for any period of computation thereof, the sum of, without duplication, (i) Consolidated Net Income plus, (ii) Consolidated Interest Expense for such period plus (iii) amortization for such period plus (iv) depreciation for such period, but in each case only to the extent deducted when calculating Consolidated Net Income.

         "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of the Borrower and its Subsidiaries, including, without limitation: (i) the amortization of debt discounts; (ii) the payment or amortization of all fees (including, without limitation, fees payable in respect of any letters of credit and acceptances, swap or hedging arrangements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense; (iii) the portion of any liabilities incurred in connection with Capitalized Lease Obligations allocable to interest expense; (iv) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period; and (v) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guaranty or Lien is called upon).

         "Consolidated Net Income" means, for any period of computation thereof, the consolidated net income of the Borrower and its Subsidiaries; provided, however, that the following shall be excluded when determining Consolidated Net
Income: (i) net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Borrower or its Subsidiaries; (ii) net gains on the collection of proceeds of life insurance policies; (iii) any write-up of any asset; and (iv) any other net gain or credit of an extraordinary nature (other than net gains on the sale, conversion or other disposition of capital assets). Further, monies paid to Mark Barnette pursuant to the arrangements described in item 1 of Schedule 7.10 shall be treated as an expense item and deduction when calculating Consolidated Net Income.

         "Consolidated Net Worth" means at any time as of which the amount thereof is to be determined, the sum of the following in respect of the Borrower and its Subsidiaries (determined on a consolidated basis but excluding intercompany items among the Borrower and its Subsidiaries and any upward adjustment after the Closing Date due to revaluation of assets): (i) the amount of issued and outstanding share capital plus (ii) the amount of additional paid-in capital and retained income (or, in the case of a deficit, minus the amount of such deficit).

         "Consolidated Total Liabilities" means, at any time, without duplication, the sum of: (a) all Indebtedness of the Borrower, its Subsidiaries and any other Loan Party outstanding (whether such Indebtedness has a maturity of longer, equal to or shorter than one year and including all reimbursement obligations under letters of credit and bankers acceptances and all current maturities of any Indebtedness and including any Indebtedness Guaranteed by such Person) plus (b) the aggregate amount the Borrower or any of its Subsidiaries is required to pay in cash with respect to any capital stock (or options or warrants to purchase capital stock) of the Borrower or any of its Subsidiaries that the Borrower and/or its Subsidiaries is required to redeem from the holder thereof within the next twelve-month period following a determination of Consolidated Total Liabilities hereunder.

         "Contingent Obligation," as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under Interest Rate Agreements; or (d) under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in currency values. Contingent Obligations shall include (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), comaking, discounting with recourse or sale with recourse by such Person of the obligation of another,
(ii) the obligation to make take or pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and
(iii) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

         "Continue," "Continuation" and "Continued" each refers to the continuation of a Fixed Rate Loan from one Interest Period to another Interest Period pursuant to Section 2.3.

         "Contractual Obligation," as applied to any Person, means (i) any indenture, mortgage, deed of trust, security document, loan or credit agreement or other debt or equity financing agreement or (ii) any other material contract, undertaking, agreement or other instrument, in each case, to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject including, without limitation, the Related Transaction Documents.

         "Convert," "Conversion" and "Converted" each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.4.

         "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

         "DOE" means the United States Department of Education.

         "Dollars" and the sign "$" mean the lawful money of the United States of America.

         "Eligible Person" means: (i) any Affiliate of the Agent or any Lender; or (ii) any bank, finance company or other financial institution approved from time to time by the Borrower for purposes of Article IX from a list of such Persons submitted to the Borrower by the Agent or any Lender (such approval not to be unreasonably withheld, conditioned or delayed). Without limiting the generality of the foregoing, the Borrower shall have the right to disapprove of a proposed Eligible Person to the extent assignment of any portion of the Loans to such Person could reasonably be expected to result in increased costs to the Borrower by virtue of the application of Section 2.9 below.

         "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of any Loan Party or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of any Loan Party or any current or former ERISA Affiliate.

         "Environmental Claims" has the meaning set forth in Section 4.15(A).

         "Environmental Laws" means all present and future federal, state or local laws, statutes, ordinances, codes, rules, regulations, orders, decrees or directives imposing liability or standards of conduct for relating to the environment, industrial hygiene, land use or the protection of natural resources, pollution or waste management.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and all rules and regulations promulgated thereunder.

         "ERISA Affiliate," as applied to any Loan Party, means any Person who is a member of a group which is under common control with any Loan Party, who together with any Loan Party is treated as a single employer within the meaning of Section 414(b) and (c) of the IRC.

         "ERISA Termination Date" means: (a) a "Reportable Event" described in
Section 4043 of ERISA and the regulations issued thereunder; or (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) or 4068(f) of ERISA; or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC; or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (f) the partial or complete withdrawal of any Loan Party or any ERISA Affiliate from a Multiemployer Plan; or (g) the imposition of a Lien pursuant to
Section 412 of the IRC or Section 302 of ERISA; or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under
Section 4241 or 4245 of ERISA; or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under
Section 4042 of ERISA.

         "Event of Default" means each of the events set forth in Section 8.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the immediately following Business Day by the Federal Reserve Bank of New York or, if such rate is no published for any Business Day, the average of the quotations for the day of the requested Loan received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

         "Fiscal Year" means the fiscal year of the Borrower and its Subsidiaries; it being understood that, for purposes of this Agreement, (i) the first Fiscal Year of the Borrower and its Subsidiaries shall commence on the Closing Date and end on December 31, 1996 and (ii) thereafter, each fiscal year of the Borrower and each Subsidiary shall commence on January 1 and end on December 31.

         "Fixed Rate Loan" means, with respect to the Term Loan or the LA Loan, either a LIBOR Loan or a Treasury Rate Loan.

         "Four-Quarter Period" means a period of four full consecutive calendar quarters of the Borrower, taken together as one accounting period, and unless set forth herein to the contrary, shall mean such four full consecutive quarters most recently ending as of the day of any computation of any given financial ratio or covenant contained herein.

         "Funding Date" means the date of each funding of a Loan or issuance of a Letter of Credit.

         "GAAP" means generally accepted accounting principles as set forth in statements from Auditing Standards No. 69 entitled "The Meaning of 'Present Fairly in Conformance with Generally Accepted Accounting Principles in the Independent Auditors Reports'" issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

         "Government Funded Tuition Programs" means all or any of the following:
(a) those federal student assistance and financial aid programs contained in Title IV of the Higher Education Act of 1965 (20 U.S.C. 1070 et seq.), as amended from time to time, including, but not limited to, Federal Pell Grants, Federal Supplemental Educational Opportunity Grants, State Student Incentive Grants, Federal Family Education Loans, Federal Work-Study Programs, Federal Direct Student Loans, and Federal Perkins Loans; and (b) any similar student assistance or financial aid program run and/or funded by a state.

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, all Governmental Authorities.

         "Governmental Authority" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity or any arbitrator with authority to bind a party at law.

         "GSL Program" means all or any of the following: (a) the Federal Family Education Loan Program (20 U.S.C. 1071 et seq.) or any successor program of federally guaranteed student loans; (b) the Federal Direct Student Loan Program (20 U.S.C. 1087a et seq.) or any successor program of direct federal student loans; and (c) any similar state direct or guaranteed loan program.

         "Guaranty" means a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Hazardous Material" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, "TLCP" toxicity, or "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

         "Indebtedness," as applied to any Person, means: (a) all indebtedness for borrowed money and all reimbursement obligations with respect to letters of credit and bankers acceptances; (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money;
(d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument; and (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

         "Initial Public Offering" means an initial public offering of Securities pursuant to the Securities Act of 1933, as amended, and the filing of a registration statement with the Securities and Exchange Commission pursuant to such Act.

         "Interest Coverage Ratio" means, as of any date of the computation thereof, the ratio obtained by dividing (i) Consolidated EBIDA for the Four-Quarter Period ending on the date of the computation thereof by (ii) Consolidated Interest Expense for such Four- Quarter Period.

         "Interest Period" means, (a) with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made or Converted into such Loan or is Continued and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month and (b) with respect to any Treasury Rate Loan, each period commencing on the date such Treasury Rate Loan is made or Converted into such Loan or Continued and ending on the numerically corresponding day one year thereafter. Notwithstanding the foregoing: (i) the Borrower may not select an Interest Period which extends beyond the final maturity date of the Term Loan or the LA Loan, as applicable; and (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day). Further, the Term Loan and the LA Loan may have only one Interest Period at any time.

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Borrower or any of its Subsidiaries against fluctuations in interest rates.

         "International" has the meaning set forth in the first "Whereas" clause hereof.

         "Investment" means (a) any direct or indirect purchase or other acquisition of any beneficial interest in, including stock, partnership interest or other Securities of, any other Person (other than a Person that prior to the relevant purchase or acquisition was a Subsidiary of the Borrower), (b) any direct or indirect purchase or other acquisition of any assets of any other Person or (c) any direct or indirect loan, advance or capital contribution to any other Person (other than a Subsidiary of the Borrower), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without and adjustments for increases or decreases in value, or write- ups, write-downs or write-offs with respect to such investment.

         "IRC" means the Internal Revenue Code of 1986, as amended, and any rule or regulation promulgated thereunder from time to time.

         "Joint Venture" means a joint venture, partnership or other similar arrangement, regardless of the legal form of such arrangement.

         "LA Loan" means a term loan up to $500,000 in principal amount pursuant to Section 2.1(A)(ii), the proceeds of which will be used to finance the furniture, fixtures and equipment and leasehold improvements for the new Los Angeles campus.

         "LA Term Note" means a term note substantially in the form of Exhibit 1.1(G) and evidencing the LA Loan.

         "Lender" or "Lenders" means NationsBank together with its successors and permitted assigns pursuant to Section 9.1.

         "Lender Addition Agreement" means an agreement among the Agent, a Lender and such Lender's assignee regarding their respective rights and obligations with respect to assignments of the Loans, the Commitments and other interests under this Agreement and the other Loan Documents.

         "Lender Guaranty Liability" means, as to the Letter of Credit, all reimbursement obligations of the Borrower to the Agent and the Lenders in connection with the Letter of Credit issued, whether contingent or otherwise, including with respect to any Letter of Credit: (a) the amount available to be drawn or which may become available to be drawn; (b) all amounts which have been paid or made available by the Agent to the extent not reimbursed; and (c) all unpaid interest, fees and expenses.

         "Lender Guaranty Reserve" means, at any time, an amount equal to (a) the aggregate amount of the Lender Guaranty Liability with respect to all the Letters of Credit outstanding at such time plus (b) to the extent not included in clause (a), the aggregate amount theretofore paid by any Lender under the Letters of Credit for which the Agent or such Lender has not been reimbursed or which has not been debited to the Loan Account pursuant to Section 2.1(C)(2).

         "Letter of Credit" has the meaning set forth in Section 2.1(C).

         "LIBOR" means, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         "LIBOR Loan" means the Term Loan or the LA Loan when bearing interest at a rate based on LIBOR.

         "Lien" means any lien, mortgage, pledge, security interest, or other encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

         "Loan" or "Loans" means the Term Loan, the LA Loan and each advance under the Revolving Loan Commitment.

         "Loan Account" has the meaning set forth in Section 2.7.

         "Loan Documents" means this Agreement, the Notes, the Security Documents, the Warrant and all other guaranties, instruments, documents and agreements executed by or on behalf of any Loan Party and delivered concurrently herewith or at any time hereafter to or for the benefit of the Agent or any Lender in connection with the Loans and other transactions contemplated by this Agreement, all as amended, supplemented or modified from time to time, but excluding all Acquisition Documents and Subordinated Loan Documents.

         "Loan Party" means each of the Borrower, International, AEC, ACIL, Systems, AEMEC, ACIL-UK and each other Person that guaranties or otherwise becomes obligated to pay in whole or in part any of the Obligations and any other Person (other than the Agent or any Lender) which is or becomes a party to any Loan Document.

         "Loan Year" means each period of twelve consecutive months commencing on the Closing Date and on each anniversary thereof.

         "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Borrower or any Loan Party or (b) the impairment of the ability of the Borrower or the Borrower and each Loan Party to perform its obligations under any Loan Document to which it is a party or of the Agent or any Lender to enforce or collect any of the Obligations, including the obligations of any Loan Party to perform or of the Agent or any Lender to enforce any Loan Document. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six years.

         "Nationally Recognized Accrediting Agency" means an accrediting agency or association recognized by the United States Department of Education, for purposes of the Higher Education Act of 1965, as amended, or for other federal purposes, as a reliable authority with respect to the quality of education or training offered by an institution of higher education.

         "Net Proceeds" means cash proceeds (including insurance proceeds) received by the Borrower or any of its Subsidiaries from any Asset Disposition (including payments under notes or other debt securities received in connection with any Asset Disposition and insurance proceeds and awards of condemnation but excluding proceeds permitted under this Agreement to be used for replacement assets), net of (a) the costs of such sale, lease, transfer or other disposition (including taxes attributable to such sale lease or transfer) (b) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a lien, security interest, claim or encumbrance on the asset or property disposed and (c) reasonable transaction costs required to be paid by the Borrower (or such Subsidiary) in connection with such sale, lease, transfer or disposition.

         "Note" or "Notes" means one or more of the Term Notes or Revolving Notes or LA Term Note, or any combination thereof.

         "Notice of Borrowing" means a notice substantially in the form of
Exhibit 1.1(B).

         "Notice of Continuation" means a notice substantially in the form of
Exhibit 1.1(D).

         "Notice of Conversion" means a notice substantially in the form of
Exhibit 1.1(E).

         "Obligations" means all obligations, liabilities and indebtedness of every nature of each Loan Party from time to time owed to the Agent or any Lender under the Loan Documents including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a proceeding under the Bankruptcy Code by or against the Borrower or other Loan Party, and all yield protections, breakage costs, indemnification obligations, damages and other liabilities payable or due under any Loan Document. With respect to any specified Loan Party, "Obligations" of such specified Loan Party means all obligations, liabilities and indebtedness of such Loan Party to any Lender or the Agent under any Loan Document to which such Loan Party is a party.

         "Operating Lease" means any lease, sublease, license or similar arrangement (other than a Capital Lease or Real Property Lease) pursuant to which a Person leases, subleases or otherwise is granted the right to occupy, take possession of, or use property.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Part 3 of Title I of ERISA, Title IV of ERISA or Section 412 of the IRC and which (a) is maintained for employees of any Loan Party or any of their ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of any Loan Party or any of their current or former ERISA Affiliates.

         "Permitted Encumbrances" means the following:

         (a) Liens (other than Liens relating to Environmental Claims or ERISA) for taxes, assessments or other governmental charges not yet due and payable;

         (b) Statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty days delinquent or which are being contested in good faith; provided, however, that a reserve or other appropriate provision shall have been made therefor;

         (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (d) Deposits made in the ordinary course of business to secure liability to insurance carriers;

         (e) Liens securing purchase money obligations with respect to equipment purchases; provided that: (i) the purchase of the asset subject to any such Lien is permitted under Section 6.1; (ii) the Indebtedness secured by any such Lien is permitted under Section 7.1; and (iii) any such Lien was incurred simultaneously with the acquisition of such equipment and encumbers only the equipment so purchased;

         (f) Any attachment or judgment Lien not constituting an Event of Default under Section 8.1(I) of this Agreement;

         (g) Leases or subleases granted to others not interfering in any material respect with the business of any Loan Party or any of its Subsidiaries;

         (h) Easements, rights-of-way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any Loan Party or any of its Subsidiaries;

         (i) Any interest or title of a lessor or sublessor under any lease permitted by Section 7.8 of this Agreement;

         (j) Liens arising from filing UCC financing statements regarding leases permitted by this Agreement;

         (k) Liens in favor of the Agent, on behalf of the Lenders; and

         (l) Liens existing on the date hereof and renewals and extensions thereof, which Liens are set forth on Schedule 1.1(C) hereto other than Liens in favor of Fidelity National Bank, National Westminster Bank and NationsBank (relating, in the case of NationsBank, to two aircraft) securing Indebtedness which is to be repaid in full on the Closing Date pursuant to the Statement of Funds Flow; provided, however, that such Liens may remain of record for a period of 10 days after the Closing Date (or, in the case of National Westminster Bank, 90 days) without constituting an Event of Default; provided further, however, that in no event may any Indebtedness secured by such Liens be outstanding during such 10-day (or 90-day, as applicable) period.

         "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental person, the successor functional equivalent of such Person).

         "Pro Forma" means the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the Closing Date after giving effect to the Related Transactions. Notwithstanding any other term contained in this Agreement, should the application of purchase or other accounting principles permit the Borrower, in accordance with GAAP, to characterize certain expenditures as capital items rather than expense, then such expenditures shall be treated as expense in the period such expenditures were incurred or paid for all purposes under this Agreement unless such expenditure was identified and capitalized in the Pro Forma. The Pro Forma is annexed hereto as Schedule 1.1(A).

         "Pro Rata Share" means (a) with respect to matters relating to a particular Commitment of a Lender (including the making or repayment of Loans pursuant to that Commitment), the percentage obtained by dividing (i) such Commitment of that the Lender by (ii) all such Commitments of all the Lenders and (b) with respect to all other matters, the percentage obtained by dividing
(i) the Total Loan Commitment of a Lender by (ii) the Total Loan Commitments of all the Lenders, in either case as such percentage maybe adjusted by assignments permitted pursuant to Section 9.1.

         "Projections" means the Borrower's forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and

(d) capitalization statements, all prepared and otherwise consistent with AEC and its Subsidiaries historical financial statements, together with appropriate supporting details and a statement of underlying assumptions concerning the Business.

         "Purchase Agreement" has the meaning set forth in the first "Whereas" clause hereof.

         "Quarterly Date" means each January 31, April 30, July 31 and October 31 of each year during the period any Obligations are outstanding.

         "Real Property Lease" means any lease of the Borrower or any of its Subsidiaries relating to real property.

         "Real Property Rental Limit" means $3,100,000; provided, that, (a) the Real Property Rental Limit shall increase by $500,000 in each fiscal year of the Borrower commencing with the fiscal year commencing January 1, 1997 and ending on December 31, 1997, (b) the Real Property Rental Limit for the Company's fiscal year commencing on the Closing Date and ending December 31, 1996 and for the fiscal year ended December 31, 1997 shall be further increased by an amount equal to the incremental increase in annual Rentals payable under the Borrower's Real Property Leases for its new Los Angeles, California campus over that payable under its Real Property Leases for its prior Los Angeles, California campus, and (c) the Real Property Rental Limit otherwise in effect under this definition for the Company's fiscal year commencing on the Closing Date and ending on December 31, 1996 shall be prorated based on the ratio of the actual number of days in such fiscal year to 365.

         "Related Party" with respect to R. Steven Bostic ("SB") means (a) any spouse or immediate family member of SB or (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a 66- 2/3% or more controlling interest of which consist of SB and/or such other Persons referred to in the immediately preceding clause (a).

         "Related Transactions" means the Acquisition, the execution and delivery of the Related Transactions Documents and the consummation of the transaction contemplated therein, the funding of the Term Loan and each borrowing under the Revolving Loan on the Closing Date, the execution and delivery of the Subordinated Loan Documents (including the Stratford Warrant) and the incurring of the Subordinated Indebtedness thereunder and the payment of all fees, costs and expenses associated with all of the foregoing.

         "Related Transactions Documents" means the Acquisition Documents, the documents and instruments pursuant to which any capital stock of any Loan Party is issued or otherwise executed and delivered in connection with the issuance of such capital stock, the Loan Documents and the Subordinated Loan Documents.

         "Rentals" means amounts payable by a lessee under a lease.

         "Requisite Lenders" means the Lenders having (a) 66-2/3% or more of the Total Loan Commitments or, (b) if the Term Loan Commitments have been terminated, 66-2/3% or more of the sum of the Revolving Loan Commitments and the aggregate outstanding principal amount of the Term Loans, if any, or (c) if all Commitments have been terminated, 66-2/3% or more of the aggregate outstanding principal amount of the Revolving Loan and the Term Loan.

         "Restricted Payment" means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Borrower or any of its Subsidiaries now or hereafter outstanding; (c) any prepayment (whether mandatory or optional) or other payment that is not a regularly scheduled payment of principal of, premium, if any, or interest on, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness; and (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Borrower or any of its Subsidiaries now or hereafter outstanding.

         "Revolving Loan" means all advances made by the Lenders pursuant to
Section 2.1(B) and any amounts added to the principal balance of the Revolving Loan pursuant to this Agreement.

         "Revolving Loan Commitment" means (a) as to any Lender, the commitment of such Lender to make Revolving Loans as set forth on the signature page of this Agreement opposite such Lender's signature or in the most recent the Lender Addition Agreement, if any, executed by such Lender and (b) as to all the Lenders, the aggregate commitment of all the Lenders to make Revolving Loans and to purchase participations in the Letter of Credit pursuant to Article II.

         "Revolving Note" means each promissory note of the Borrower substantially in the form of Exhibit 1.1(F).

         "Revolving Termination Date" means October 8, 1999.

         "SACS" means the Southern Association of Colleges and Schools Commission on Colleges, a Nationally Recognized Accrediting Agency.

         "Securities" means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing or any warrants, options or other rights to purchase or acquire any of the foregoing.

         "Security Documents" means all instruments, documents and agreements executed by or on behalf of any Loan Party to guaranty or provide collateral security with respect to the Obligations and other transactions contemplated by this Agreement, including, without limitation, those executed pursuant to
Article III hereof and pursuant to Section 5.14 hereof and all instruments, documents and agreements executed pursuant to the terms of the foregoing.

         "Sellers" has the meaning set forth in the first "Whereas" clause hereof.

         "Solvent" has the meaning set forth in Section 4.17 hereof.

         "Statement of Funds Flow" means that certain Statement of Funds Flow of even date herewith by and between the Borrower and the Agent.

         "Stratford Indebtedness" means that certain 13% Subordinated Promissory
Note in the original principal amount of $7,000,000 executed and delivered by the Borrower in favor of Stratford Capital Partners, L.P., together with all accrued interest on, premium, if any, and other amounts owing with respect thereto.

         "Stratford Warrant" means that certain Warrant in effect as of the Closing Date dated the date hereof issued by Borrower in favor of Stratford Capital Partners, L.P.

         "Subordinated Indebtedness" means the Stratford Indebtedness and all other Indebtedness of the Borrower or any of its Subsidiaries which is at any time subordinated in right of payment and claim to the Obligations.

         "Subordinated Loan Documents" means, individually and collectively, any promissory note, note agreement or other document, instrument, certificate or agreement at any time evidencing any Subordinated Indebtedness.

         "Subordination Agreement" means that certain Subordination Agreement dated as of the date hereof, by and among the Borrower, Stratford Capital Partners, L.P. and NationsBank, as Agent and Lender, as the same may be amended, modified or supplemented from time to time.

         "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, and "Subsidiary" shall, in any event, include a Subsidiary of any Subsidiary.

         "Systems" means EduTrek Systems, Inc., a Georgia corporation.

         "Term Loan" means the term loan made pursuant to Section 2.1(A).

         "Term Loan Commitment" means (a) as to any Lender, the commitment of such Lender to make the Term Loan as set forth on the signature page of this Agreement opposite such Lender's signature or in the most recent the Lender Addition Agreement, if any, executed by such Lender and (b) as to all the Lenders, the aggregate commitment of all the Lenders to make the Term Loan.

         "Term Note" means each promissory note of the Borrower substantially in the form of Exhibit 1.l(G).

         "Total Capitalization" means, with respect to the Borrower and its Subsidiaries at any time, the sum of (i) Consolidated Net Worth at such time plus (ii) the principal amount of Subordinated Indebtedness.

         "Total Loan Commitment" means the aggregate commitments of any Lender with respect to the Revolving Loan Commitment, the Term Loan Commitment and the Letters of Credit.

         "Transaction Costs" means, with respect to a given transaction, all reasonable brokerage, agency and investment banking fees, fees and expenses of appraisers and accountants, fees and disbursements of legal counsel and other out-of-pocket costs and expenses incurred by the Borrower or a Subsidiary (or required to be paid by the Borrower or a Subsidiary) in connection with such transaction.

         "Treasury Rate" means the most recent monthly average of the daily yields on all outstanding United States Treasury securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, and such rate then rounded upwards to the nearest 0.125%.

         "Treasury Rate Loan" means the Term Loan or the LA Loan when it is bearing interest based on the Treasury Rate.

         "Type" with respect to the Term Loan, refers to whether such Loan is a LIBOR Loan, Treasury Rate Loan or Base Rate Loan.

         "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Georgia, or as in effect in any jurisdiction in which Collateral is located.

         "Voting Stock" means capital stock or equity interests of any Person of any class having, by the terms thereof, voting power to elect the directors (or Persons performing similar functions) of such Person in the absence of a default or failure to pay dividends with respect to any class or classes of capital stock. Any percentage of Voting Stock held by any Person shall be determined by dividing the total number of votes that such Person may cast based upon the Voting Stock held by such Person by the total number of votes that may be cast based upon the total issued and outstanding Voting Stock.

         "Warrant" means that certain Warrant Agreement dated as of the date hereof by and between Borrower and NationsBank and the Warrants to purchase Common Stock of International issued pursuant thereto.

1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT

         For purposes of this Agreement, all accounting terms not otherwise defined herein including any determination of "Consolidated Current Maturities," "Consolidated Current Ratio," "Consolidated EBIDA," "Consolidated Interest Expense," "Consolidated Net Income," "Consolidated Total Liabilities" and other accounting or financial terms (including any item expressly added to or deducted or excluded from any such financial term), and any determination of whether the Borrower is in compliance with Article VI hereof shall be made on a consolidated basis in accordance with GAAP as in effect on the Closing Date and applied in a manner consistent in all material respects with the most recent financial statements delivered to the Agent prior to the date hereof. Financial statements and other information furnished to the Agent or any Lender pursuant to Section
5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation. No "Accounting Changes" (as defined below) shall affect financial covenants, standards or terms in this Agreement; provided, however, that the Borrower shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) as the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (a) changes in accounting principles required by GAAP and implemented by the Borrower; (b) changes in accounting principles recommended by the Borrower's certified public accountants; and (c) changes in carrying value of the Borrower's (or any of its Subsidiaries') assets, liabilities or equity accounts resulting from (i) the application of purchase accounting principles (A.P.B. 16 and/or 17 and EITF 88-16 and FASB 109) to the Related Transactions or (ii) as the result of any other adjustments that, in each case, were applicable to, but not included in, the Pro Forma. All such adjustments resulting from expenditures made subsequent to the Closing Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of Consolidated EBIDA in such period.

1.3      OTHER DEFINITIONAL PROVISIONS

         References herein to "Sections," "subsections," "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Section II may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

                                   ARTICLE II

                  AMOUNTS AND TERMS OF LOANS/LETTERS OF CREDIT

2.1      LOANS/LETTERS OF CREDIT

         (A) Term Loans. (i) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower contained herein, each Lender agrees, severally and not jointly, to lend to the Borrower on the Closing Date its Pro Rata Share of the Term Loan. The aggregate amount of the Term Loan shall be $21,000,000. The Term Loan shall be funded in one drawing. Amounts borrowed under this Section 2.1(A)(i) and repaid may not be reborrowed. For the period from the Closing Date to but excluding October 31, 1997, the Borrower shall be obligated to pay only accrued interest on the Term Loan on each Quarterly Date occurring prior to October 31, 1997. The Borrower shall, in addition to any mandatory prepayments required hereunder, repay the principal amount of the Term Loan in 22 equal consecutive quarterly installments of principal equal to $875,000 plus accrued and unpaid interest on each Quarterly Date, commencing on October 31, 1997, and a twenty-third and final installment of principal equal to $1,750,000 plus accrued and unpaid interest payable on March 31, 2003.

               (ii) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, each Lender agrees, severally and not jointly, to lend to the Borrower its Pro Rata Share of the LA Loan. The principal amount of the LA Loan shall be up to, but not exceeding, $500,000 in amount. The LA Loan may be funded in up to six advances having a minimum amount equal to $50,000 and integral multiples of $10,000 in excess thereof during the period from the date hereof to but excluding October 31, 1997. Amounts borrowed under the LA Loan and repaid may not be reborrowed. For the period from the Closing Date to but excluding October 31, 1997, the Borrower shall be obligated to pay only accrued interest on the LA Loan on each Quarterly Date occurring prior to October 31, 1997. The Borrower shall repay the principal amount of the LA Loan outstanding as of October 31, 1997 in 20 equal consecutive quarterly installments, with the first such installment being due on October 31, 1997 and the last such installment being due on October 31, 2002.

         (B) Revolving Loans. (1) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower contained herein, each Lender agrees, severally and not jointly, to lend to the Borrower from time to time during the period from the Closing Date to but excluding the Revolving Termination Date, its Pro Rata Share of the Revolving Loan. The aggregate amount of all Revolving Loan Commitments shall not exceed the amounts set forth for the respective periods in the table below, as reduced from time to time pursuant to Section 2.6(C) and/or 2.6(D):

--------------------------------------------------------------------------------
                                PERIOD                           Revolving Loan
                                                                  Commitments

--------------------------------------------------------------------------------
         Closing through September 30, 1997                       $2,500,000
--------------------------------------------------------------------------------
         October 1, 1997 through September 30, 1998                1,750,000
--------------------------------------------------------------------------------
         October 1, 1998 through Revolving Termination Date        1,000,000
--------------------------------------------------------------------------------

If at any time the aggregate amount of Revolving Loans outstanding exceeds the Revolving Loan Commitments as set forth in the above table, the Borrower shall immediately repay a principal amount of Revolving Loans equal to such excess. On the terms and conditions set forth herein, amounts borrowed under this Section 2.1(B) may be repaid and reborrowed at any time prior to the Revolving Termination Date.

               (2) Notwithstanding paragraph (1) above, during each calendar year this Agreement is in effect (excluding the calendar year ending December 31, 1996), there shall be (and, accordingly, the Borrower shall repay the Revolving Loan such that there shall be) at least two periods of thirty consecutive days in which the outstanding Revolving Loan shall equal zero ($0) and in which the Borrower has not borrowed advances under the Revolving Loan.

               (3) The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Revolving Loans on the Revolving Termination Date.

         (C) Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, the Agent shall issue on behalf of the Lenders, during the period from the date hereof to and excluding the Revolving Termination Date, letter(s) of credit (each a "Letter of Credit") in favor of the DOE (or any agency subject thereto) in an aggregate amount at any time outstanding not to exceed the lesser of (i) $4,000,000 and (ii) 50% of the aggregate Title IV program funds received by the Borrower and its Subsidiaries during the most recent complete award year (as defined in Title IV).

                  (1) Expiration Date of Letters of Credit/Form. The expiration date of any Letter of Credit shall be the earlier of (i) the one-year anniversary date of the date of issuance of such Letter of Credit and (ii) the Revolving Termination Date. Each Letter of Credit shall be in form and substance reasonably satisfactory to the Agent.

                  (2) Reimbursement. The Borrower shall be absolutely, irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse the Agent for any amounts paid by the Agent with respect to a the Letter of Credit. The Borrower hereby authorizes and directs the Agent, at the Agent's option, to debit the Loan Account (by increasing the principal balance of the Revolving Loan) in the amount of any payment made by the Agent with respect to any Letter of Credit. All amounts paid by the Agent with respect to any Letter of Credit that are not immediately repaid by the Borrower with the proceeds of the Revolving Loan or otherwise shall bear interest at the interest rate applicable to the Revolving Loan. In the event that the Borrower shall fail to reimburse the Agent on the date of any payment by the Agent under a the Letter of Credit in an amount equal to the amount of such payment, the Agent shall promptly notify each Lender of the unreimbursed amount of such payment together with accrued interest thereon and each Lender agrees to purchase, and shall be deemed to have purchased, a participation in such Letter of Credit in an amount equal to its Pro Rata Share of the unpaid amount together with accrued interest thereon. Upon one Business Day's notice from the Agent, each Lender shall deliver to the Agent an amount equal to its participation in same-day funds, at the place and on the date and at the time notified by the Agent. The obligation of each Lender to deliver to the Agent an amount equal to its respective participation pursuant to the foregoing sentence shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Article III. In the event any Lender fails to make available to the Agent the amount of such Lender's participation in such Letter of Credit as provided in this Section 2.1(C)(2), the Agent shall be entitled to recover such amount on demand from such Lender together with interest at the Base Rate.

                  (3) Request for Letters of Credit or Guaranties. The Borrower shall give the Agent at least three (3) Business Days prior notice specifying the date the Letter of Credit is to be issued, identifying the beneficiary and describing the nature of the transactions proposed to be supported thereby, such notice to be in the form of Exhibit 1.1(C) (a "Notice of Issuance").

         (D) Borrowing Mechanics. When the Borrower desires to borrow advances under the Revolving Loan or the LA Loan, it shall deliver to the Agent a fully and properly completed Notice of Borrowing no later than 11:00 a.m. (Atlanta time) on the proposed Funding Date. In lieu of delivering the above described Notice of Borrowing, the Borrower may give the Agent telephonic notice by the required time of the proposed borrowing; provided, however, that such notice shall be promptly, and in any event within one (1) Business Day, confirmed in writing by delivery of a Notice of Borrowing to the Agent. Neither the Agent nor any Lender shall incur any liability to the Borrower for acting upon any telephonic notice that the Agent believes in good faith to have been authorized officer or other person authorized to borrow on behalf of the Borrower or for otherwise acting in good faith under this Section 2.1(D). The making of an advance pursuant to telephonic notice shall constitute a Loan under this Agreement. Unless otherwise agreed, each such advance to the Borrower under the Revolving Loan or LA Loan shall, on the Funding Date, be deposited, in immediately available funds, in a demand deposit account of the Borrower maintained with NationsBank.

         (E) Notes. The Borrower shall execute and deliver to each Lender (1) a Revolving Note to evidence the Revolving Loan, such Revolving Note to be in the principal amount of the Revolving Loan Commitment of such Lender and with other appropriate insertions, (2) a Term Note to evidence the Term Loan, such Term Note to be in the principal amount of the Term Loan Commitment of such Lender and with other appropriate insertions and (3) a LA Term Note to evidence the LA Term Loan, such LA Term Note to be in the principal amount of $500,000. In the event of an assignment under Section 9.1, the Borrower shall, upon surrender of the assigning the Lender's Notes, issue new Notes (to be prepared and tendered to the Borrower by the Agent) to reflect the new Commitments of the assigning the Lender and its assignee.

2.2      INTEREST

         (A) Rate of Interest. Advances under the Revolving Loan shall bear interest at a variable rate equal to the Base Rate plus 1% per annum from the date each advance is made until it is fully paid. The principal balance of the Term Loan and the LA Loan from time to time outstanding shall bear interest:

               (i) during such periods as the Term Loan and/or the LA Loan is a Base Rate Loan, at the Base Rate in effect from time to time plus 1.25%;

               (ii) during such periods as the Term Loan and/or the LA Loan is a LIBOR Loan, at the Adjusted LIBO Rate for such Loan for the Interest Period therefor plus 4.2%; or

               (iii) during such periods as the Term Loan and/or the LA Loan is a Treasury Rate Loan, at the Treasury Rate for such Loan for the Interest Period therefor plus 4.5%.

All other Obligations shall, unless otherwise expressly provided in the Loan Document evidencing same or giving rise thereto, bear interest at the same rate as advances under the Revolving Loan. Notwithstanding the foregoing, at the election of the Agent, in its sole discretion, after the occurrence of an Event of Default and for so long as such Event of Default continues, the Loans and all other Obligations shall bear interest until paid in full at a rate per annum that is 2% in excess of the rate of interest otherwise payable under this Agreement (the "Post-Default Rate").

         (B) Computation and Payment of Interest. Interest on the Loans and all other Obligations shall be computed on the daily principal balance on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of funding of the Loan shall be included and the date of payment of such Loan shall be excluded; provided, however, that if a Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on that Loan. Accrued interest on each Loan shall be payable quarterly in arrears on each Quarterly Date this Agreement is in effect and upon the payment or prepayment thereof (but only on the principal amount so paid or prepaid). Interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Borrower. All determinations by the Lender of an interest rate hereunder shall be conclusive and binding on the Borrower for all purposes, absent manifest error.

         (C) Interest Laws. Notwithstanding any provision to the contrary contained in this Agreement or the other Loan Documents, the Borrower shall not be required to pay, and neither the Agent nor any Lender shall be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any of the other Loan Documents, then in such event: (1) the provisions of this Section shall govern and control; (2) neither the Borrower nor any other Loan Party shall be obligated to pay any Excess Interest;
(3) any Excess Interest that the Agent or any Lender may have received hereunder shall be, at the Agent's option, (a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) neither the Borrower nor any other Loan Party shall have any action against the Agent or any Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligation is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until each Lender shall have received the amount of interest which such Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.


2.3      CONTINUATION

         So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may on any Business Day, with respect to the Term Loan or the LA Loan, elect to maintain such Loan as the same Type of Loan by selecting a new Interest Period for such Loan. Each new Interest Period selected under this Section shall commence on, and only on, the last day of then current Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Agent a Notice of Continuation not later than 12:00 noon (Atlanta time) on the third Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation and (b) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. If the Borrower shall fail to select in a timely manner a new Interest Period for any Fixed Rate Loan in accordance with this Section, such Loan will automatically, on the last day of the then current Interest Period therefor, Convert into a Base Rate Loan. The Term Loan may only be one Type of Loan at any one time. The LA Loan may only be one Type of Loan at any one time.


2.4      CONVERSION

         So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may, on any Business Day, upon the Borrower's giving of a Notice of Conversion to the Agent, Convert the Term Loan or the LA Loan of one Type into the Term Loan of another Type. Any Conversion of a Fixed Rate Loan into a Base Rate Loan shall be effective on, and only on, the last day of an Interest Period for such Fixed Rate Loan and, upon Conversion of a Base Rate Loan into a Fixed Rate Loan, the Borrower shall pay accrued interest to the date of Conversion on the principal amount so Converted. Each such Notice of Conversion shall be given not later than 12:00 noon (Atlanta time) on the Business Day prior to the date of any proposed Conversion into Base Rate Loans and on the third Business Day prior to the date of any proposed Conversion into Fixed Rate Loans. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone or telecopy confirmed immediately in writing if by telephone in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the Type of Loan such Loan is to be Converted into and (d) if such Conversion is into a Fixed Rate Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

2.5      FEES

         (A) Closing Fees. The Borrower shall pay to NationsBank, on the Closing Date, the unpaid balance of the total closing fee equal to $577,500. NationsBank acknowledges receipt of a prior payment by the Borrower of a portion of the closing fee equal to $192,500 against the total closing fee amount equal to $770,000.

         (B) Letter of Credit Fees. The Borrower shall pay to the Agent, for the ratable benefit of the Lenders, a usage fee for each Letter of Credit for the period from and including the date of issuance of same to and excluding the date of expiration or termination, equal to the daily average face amount of the Lender Guaranty Liability multiplied by 4% per annum. The Letter of Credit fee shall be payable in advance on the date of issuance of each Letter of Credit on the basis that each such Letter of Credit shall be outstanding for one year; provided, however, that, if such Letter of Credit does not remain outstanding for a full year, then the Agent shall rebate to the Borrower an amount equal to the pro rata share of such fee allocable to the portion of the year during which such Letter of Credit is not outstanding.

         (C) No Prepayment Fees. Subject to Section 2.13 hereof and to the notice and minimum prepayment requirements set forth in Section 2.6(C) and (D), the Borrower may prepay any Loan in whole or in part at any time without penalty or premium.

2.6      PAYMENTS AND PREPAYMENTS

         (A) Manner and Time of Payment. All payments by the Borrower of the Obligations shall be made without deduction, defense, setoff or counterclaim and in same day funds and delivered to the Agent by wire transfer to the Agent's account, ABA No. 061000052, Wire Transfer General Ledger Account No. 1720101109330422, 600 Peachtree Street, Atlanta, Georgia 30308, Notify: Juanita Wortkoetter at (404) 607-5174; Ref.: Loan in the name of E Holdings, Inc. or at such other place as the Agent may direct from time to time by notice to the Borrower. The Borrower shall receive credit for such funds on the date received if such funds are received by the Agent by 12:00 noon (Atlanta time) on such day. In the absence of timely receipt, such funds shall be deemed to have been paid by the Borrower on the next succeeding Business Day. In order to cause timely payment to be made to the Agent of all Obligations as and when due, the Borrower hereby authorizes and directs the Agent, at the Agent's option, to debit the Loan Account (by increasing the principal balance of the Revolving
Loan) when such Obligations become due.

         (B) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest or fees due hereunder.

         (C)   Mandatory Prepayments

               (1) Prepayments From Asset Dispositions. Immediately upon receipt by the Borrower or any Subsidiary of the Net Proceeds of any Asset Disposition, the Borrower shall prepay the Loans in an amount equal to one hundred percent (100%) of the Net Proceeds of such Asset Disposition in accordance with Section 2.6(C)(4); provided, however, that, in connection with the sale of equipment or other fixed assets permitted by Section 7.7(A) hereof, in the event the Borrower or such Subsidiary receiving such Net Proceeds from such sale uses such Net Proceeds to purchase replacement or substitute equipment or fixed assets within 180 days following such sale and executes any necessary documentation to grant to the Agent on behalf of the Lenders a first priority Lien in such equipment or fixed asset, the Borrower shall not be required to make the mandatory prepayment required by this Section 2.6(C).

                  (2) Prepayment From Acquisition Documents Proceeds. Immediately upon receipt by International of any amounts payable under or pursuant to the Acquisition Documents after the Closing Date (other than (i) amounts payable as a result of a claim by International for indemnification under the Acquisition Documents to the extent that the amounts so recovered are applied by International for the purpose of replacing, repairing or restoring any assets or properties of International, or satisfying claims made against International, or otherwise remedying or correcting the condition giving rise to the claim for indemnification or otherwise covering any fees or expenses incurred by the Borrower in obtaining such indemnification and (ii) any Internal Revenue Service tax deposit or refund in an aggregate amount of $364,000 or less), the Borrower shall prepay the Loans in an amount equal to one hundred percent (100%) of all such amounts so received by International (or any Affiliate thereof). Concurrently with the making of any such payment, the Borrower shall deliver to the Agent a certificate of the Borrower's chief executive officer or chief financial officer demonstrating its calculation of the amount required to be paid. All such prepayments shall be applied in accordance with Section 2.6(C)(4).

                  (3) Prepayment From Pension Plan Reversion. Upon the return to the Borrower or any of its Subsidiaries of any surplus assets of any Pension Plan, the Borrower shall prepay the Loans in an amount equal to such returned surplus assets net of transaction costs (including income, excise or other taxes) incurred in obtaining such return in accordance with Section 2.6(C)(4). Concurrently with the making of any such payment, the Borrower shall deliver to the Agent a certificate of the Borrower's chief executive officer or chief financial officer demonstrating its calculation of the amount required to be paid.

                  (4) Application of Proceeds. Each mandatory prepayment described above shall be applied to the remaining outstanding principal installments of principal of the Term Loan in the inverse order of maturity; and, at any time after the Term Loan shall have been prepaid in full as a result of such mandatory prepayments or otherwise, each such mandatory payment shall be applied, first, to any outstanding amount under the LA Loan in the inverse order of maturity and, after such Loan is paid in full, second, to any outstanding advances under the Revolving Loan and the Revolving Loan Commitment shall be automatically, irrevocably and permanently reduced by an amount equal to such mandatory prepayment amount.

         (D) Voluntary Prepayments and Repayments. The Borrower may prepay any outstanding advance under the Revolving Loan, in whole or in part, and/or reduce the amount of the Revolving Loan Commitments without penalty or premium. The Borrower may prepay all or a portion of the Term Loan or the LA Loan; provided, however, that

(i) any such prepayment of all or any portion of the Term Loan or the LA Loan shall occur at the end of the then current Interest Period therefor. The Borrower shall give the Agent notice of such prepayment, in the case of any Base Rate Loan, on or before 11:00 a.m. (Atlanta time) on the same Business Day of such prepayment and, in the case of any Fixed Rate Loan on or before 11:00 a.m. (Atlanta time) three Business Days' prior to such prepayment. Upon prepayment in full of the Term Loan or the LA Loan and termination of the Revolving Loan Commitment, the Borrower shall cause the Agent and each Lender to be released from all liability under all the Letters of Credit or, at the Agent's option, the Borrower will deposit cash collateral with the Agent in an amount equal to the Lender Guaranty Liability with respect to each Letter of Credit that will remain outstanding after prepayment in full. After notice of prepayment is given, the amount specified to be prepaid in such notice shall become due and payable on the prepayment date.

         (E) Application of Prepayments and Repayments. All prepayments and repayments under Section 2.6 shall include payment of accrued interest on the principal amount so prepaid and repaid and shall be applied to the payment of interest before application to principal.

2.7      BORROWER'S LOAN ACCOUNT AND STATEMENTS

         The Agent shall maintain a loan account (the "Loan Account") on its books to record: (a) all Loans and payments made under the Letters of Credit;
(b) all payments made by the Borrower; and (c) all other appropriate debits and credits as provided in this Agreement with respect to the Obligations. All entries in the Loan Account shall be made in accordance with the Agent's customary accounting practices as in effect from time to time. The Borrower promises to pay all of its Obligations as such amounts become due or are declared due pursuant to the terms of this Agreement. After the occurrence and during the continuance of an Event of Default, the Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by the Agent or any Lender from or on behalf of the Borrower, and the Borrower hereby irrevocably agrees that the Agent shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as the Agent may deem advisable notwithstanding any previous entry by the Agent upon the Loan Account or any other books and records. The balance in the Loan Account, as recorded on the Agent's most recent printout or other written statement, shall be presumptive evidence of the amounts due and owing the Lenders by the Borrower; provided, however, that any failure to so record or any error in so recording shall not limit or otherwise affect the Borrower's obligation to pay the Obligations. Not more than thirty days after the last day of each calendar quarter, the Agent shall render to the Borrower a statement setting forth the principal balance of the Loan Account and the calculation of interest due thereon. Each statement shall be subject to subsequent adjustment by the Agent, but shall absent manifest error be presumed correct and binding upon the Borrower, and shall constitute an account stated unless, within thirty days after receipt of such statement, the Borrower shall deliver to the Agent its written objection thereto specifying the error or errors, if any, contained in such statement. In the absence of a written objection delivered to the Agent as set forth above, the Agent's statement of the Loan Account shall absent manifest error be conclusive evidence against the Borrower of the amount of the Obligations.

2.8      OTHER LETTER OF CREDIT PROVISIONS

         (A) Obligations Absolute. The obligation of the Borrower to reimburse the Agent and the Lenders for payments made under any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including the following circumstances:

               (1) any lack of validity or enforceability of any Letter of Credit or any other agreement;

               (2) the existence of any claim, set-off, defense or other right which the Borrower or any of its Affiliates, the Agent or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such transferee may be acting), the Agent, any Lender, or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

               (3) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (4) payment by the Agent or any Lender under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; provided, however, that, in the case of any payment by the Agent or any Lender under any Letter of Credit, the Agent or such Lender has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit complies on its face with any applicable requirements for a demand for payment under such Letter of Credit;

               (5) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

               (6) the fact that a Default or an Event of Default shall have occurred and be continuing.

         (B) Nature of the Lenders' Duties. As between the Agent and the Borrower and each Lender and the Borrower, the Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing,, neither the Agent nor any Lender shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided, however, that, in the case of any payment by the Agent under any Letter of Credit, the Agent has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit complies on its face with any applicable requirements for a demand for payment under such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Creditor of the proceeds thereof; (vii) for the credit of the proceeds of any drawing under any Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Agent or any Lender. None of the above shall affect, impair, or prevent the nesting of any of the Agent's or any Lender's rights or powers hereunder. In furtherance and extension of and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Agent or any Lender under or in connection with any Letter of Credit, if taken or omitted in good faith, shall not result in any liability to the Borrower.

2.9      CAPITAL ADEQUACY AND OTHER ADJUSTMENTS

         In the event that any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender or any corporation controlling such Lender and thereby reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder, then the Borrower shall from time to time within fifteen days after notice and demand from such Lender (together with the certificate referred to in the next sentence and with a copy to the Agent) pay to the Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to the Borrower and the Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

2.10     TAXES

         (A) No Deductions. Any and all payments or reimbursements of Obligations made hereunder or under the Notes or any other Loan Document shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto; excluding, however, the following: taxes imposed on he net income of a the Lender or the Agent by the jurisdiction under the laws of which such Lender or the Agent is organized or doing business or any political subdivision thereof and taxes imposed on its net income by the jurisdiction of such Lender's or the Agent's applicable lending office or any political subdivision thereof (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto excluding such taxes imposed on net income, herein "Tax Liabilities"). If the Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable hereunder to any Lender or the Agent, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made.

         (B) Changes in Tax Laws. In the event that, subsequent to the Closing Date, (1) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (2) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (3) compliance by the Agent or any Lender with any request or directive (whether or not having the force of law) from any governmental authority, agency or instrumentality: (i) does or shall subject the Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made or the Lender Guaranties or the Letters of Credit issued hereunder, or change the basis of taxation of payments to the Agent or such Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment or other fees payable hereunder or changes in the rate of the Agent or tax on the overall net income of the Agent or such Lender); or (ii) does or shall impose on the Agent or any Lender any other condition or increased cost (other than those determined in accordance with Section 2.9) in connection with the transactions contemplated hereby or participations herein; and the result of any of the foregoing is to increase the cost to the Agent or any such Lender of issuing any Letter of Credit or making or continuing any Loan hereunder, as the case may be, or to reduce any amount receivable hereunder, then, in any such case, the Borrower shall promptly pay to the Agent or such Lender, upon its demand, any additional amounts necessary to compensate the Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by the Agent or such Lender with respect to this Agreement or the other Loan Documents. If the Agent or such Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower of the event by reason of which the Agent or such Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by the Agent or such Lender to the Borrower and the Agent shall, absent manifest error, be final, conclusive and binding for all purposes.


2.11     SUSPENSION OF LIBOR LOANS

         Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Adjusted LIBO Rate for any Interest Period:

         (A) the Agent reasonably determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of LIBOR are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein or is otherwise unable to determine the Adjusted LIBO Rate; or

         (B) the Agent reasonably determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBOR upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely adequate to cover the cost to the Lenders of making or maintaining LIBOR Loans for such Interest Period, then the Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Base Rate Loans into LIBOR Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either prepay such LIBOR Loan or Convert such LIBOR Loan into a Base Rate Loan.

2.12     ILLEGALITY

         Notwithstanding any other provision of this Agreement, if it becomes unlawful for any Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy of such notification to the Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case such Loan shall be Converted into a Base Rate Loan).

2.13     COMPENSATION

         The Borrower shall pay to the Agent for account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient to compensate it for any loss, loss of profit, cost or expense that such Lender determines is attributable to:

         (A) any payment or prepayment (whether mandatory or optional) of a Fixed Rate Loan or Conversion of a Fixed Rate Loan for any reason (including, without limitation, by reason of Section 2.6(C) or acceleration) on a date other than the last day of the Interest Period for such Fixed Rate Loan; or

         (B) any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article III to be satisfied) to borrow a Fixed Rate Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a Fixed Rate Loan or Continue a Fixed Rate Loan on the requested date of such Conversion or Continuation, such compensation to include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid or Converted or not borrowed or Converted for the period from the date of such payment, prepayment, Conversion or failure to borrow or Convert to the last day of then current Interest Period for such Loan (or, in the case of a failure to borrow or Convert, the Interest Period for such Loan that would have commenced on the date specified for such borrowing or Conversion) at the applicable rate of interest plus such Lender's normal administrative charges, if any, associated with such payment, prepayment, Conversion or failure to borrow over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the applicable Fixed Rate minus any interest rate margin referred to in Section 2.2(A)(ii) or (iii), as applicable.

2.14     ASSUMPTIONS CONCERNING FUNDING OF FIXED RATE LOANS

         Calculation of all amounts payable to a the Lender under this Article II shall be made as though the Lender had actually funded its relevant Fixed Rate Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such Fixed Rate Loans in an amount equal to the amount of such Fixed Rate Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its Fixed Rate Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article II.

                                   ARTICLE III

                               CONDITIONS TO LOANS

         The obligations of each Lender to make Loans and the obligations of the Agent to issue the Letters of Credit are subject to satisfaction of all of the applicable conditions set forth below.

3.1      CONDITIONS TO INITIAL LOANS/LETTERS OF CREDIT

         The Borrower shall deliver or cause to be delivered the agreements, documents, instruments, certificates, opinions and other items referred to in a certain Closing Index relating to this Credit Agreement, each of which shall be in form and substance satisfactory to the Agent and the Lenders.

3.2      CONDITIONS TO ALL LOANS/LETTERS OF CREDIT

         The obligations of the Agent and each Lender to make Loans or the obligation of the Agent to issue the Letters of Credit on each Funding Date are subject to the further conditions precedent set forth below.

         (A) Notice of Borrowing. The Agent shall have received, in accordance with the provisions of Section 2.1, a Notice of Borrowing or Notice of Issuance, as applicable.

         (B) Representations Still True. The representations and warranties contained herein and in the Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made in writing by the Borrower to the Agent after the Closing Date and approved by the Agent.

         (C) No Default. No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing (or Notice of Issuance) that would constitute an Event of Default or a Default.

         (D) No Order. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain the Agent or any Lender from making any Loans or issuing any Letters of Credit.

         (E) No Material Adverse Change. Since the Closing Date, there shall not have occurred any material adverse change in the assets, liabilities, business, operations or condition (financial or otherwise) of the Borrower or any of its Subsidiaries, or any event, condition, or state of facts which would be expected materially and adversely to affect the prospects of the Borrower or any of its Subsidiaries subsequent to the making of such Loan to the Borrower or issuance of such Letter of Credit.

         (F) Solvency. The Agent shall be satisfied that, giving effect to the making of such Loan or issuance of such Letter of Credit, the Borrower is Solvent.

         (G) Approvals-Governmental and Accrediting Bodies. The Borrower and all of its Subsidiaries shall have received all Governmental Approvals and all consents and approvals of accrediting bodies necessary or appropriate to carry on its business operations; provided, however, that the approval of the DOE to the Acquisition shall not be a condition precedent to the initial Loans or Revolving Loans made within 90 days of the Closing Date.

3.3      CONDITIONS SUBSEQUENT

         The Borrower shall, as a separate covenant, execute and deliver, and cause to be executed and delivered, and/or obtain, the following documents, instruments and items within the time set forth below corresponding to such document, instrument or item, each of which shall be in form and substance satisfactory to the Agent:

         (A) Within 90 days of the Closing Date, the Borrower shall deliver to the Agent the consent of the DOE to the Acquisition;

         (B) Within 60 days of the Closing Date the Borrower shall deliver the following:

               (i) a security agreement or equivalent executed by ACIL-UK in favor of NationsBank covering the tangible and intangible assets of ACIL-UK together with such other documents necessary to perfect a Lien in such assets;

               (ii) a leasehold mortgage and/or collateral assignment of lease with respect to the leases covering the buildings comprising the London campus, together with a consent of the lessor(s) thereto;

               (iii) an opinion of Ragg & Co. or other UK counsel reasonably acceptable to NationsBank addressed to NationsBank affirming the due authorization, execution, validity and creation of the foregoing documents to which ACIL-UK is a party and the validity and perfection of the Liens created pursuant thereto;

               (iv) certificates of hazard insurance and appropriate loss payable clauses in favor of NationsBank;

               (v) evidence of the termination of existing Liens in favor of National Westminster Bank covering ACIL-UK assets;

         (C) Within 30 days of the Closing Date, delivery of a policy or policies of life insurance in the aggregate face amount of $28,000,000 insuring the life of R. Steven Bostic naming the Borrower as the insured, together with an assignment document in favor of NationsBank and physical delivery to NationsBank of the original of such policy;

         (D) Within 10 days of the Closing Date, a lessor consent to collateral assignments of leases from Regent Tower Holdings, Inc.;

         The failure to obtain such documents, instruments and items within the time set forth above for each such item shall constitute an Event of Default hereunder.

3.4      CONDITIONS TO LA LOAN

         The obligation to fund the initial portion of the LA Loan shall be subject to the following conditions:

        (a) the execution and delivery after the date hereof of a lease agreement (the "LA Lease") between AEC and the lessor (the "LA Lessor") with respect to a new site for the new Los Angeles campus having a term of not less than 10 years;

        (b) the execution and delivery of an intercorporate note by AEC in favor of the Borrower in the face amount of $500,000, such note to evidence the advances by the Borrower to AEC of proceeds of the LA Loan and in form and substance satisfactory to the Agent;

        (c) the execution and delivery of a leasehold mortgage and collateral assignment of lease by AEC covering the LA Lease and the premises covered thereby in form and substance satisfactory to the Agent;

        (d) the execution and delivery of a lessor consent to leasehold mortgage and collateral assignment of lease executed by the LA Lessor in form and substance satisfactory to the Agent; and

        (e) a hazard insurance certificate covering the premises, together with a loss payee clause in favor of the Agent.

         The Borrower covenants that the proceeds of each advance under the LA Loan shall be advanced to AEC to reimburse AEC for costs and expenses of, or to finance the purchase of, the furniture, fixtures, equipment and leasehold improvements relating to the new Los Angeles campus. As a further condition to each funding of the LA Loan, the Borrower and/or AEC shall deliver to the Agent such invoices or other evidence or details regarding the incurring of such costs, expenses and purchases as the Agent shall reasonably request.

                                   ARTICLE IV

                    BORROWER'S REPRESENTATIONS AND WARRANTIES

         In order to induce the Agent and each Lender to enter into this Agreement, to make Loans and to issue the Letters of Credit, the Borrower represents and warrants to the Agent and each Lender that the following statements are and, after giving effect to the Related Transactions, will be true, correct and complete:

4.1     ORGANIZATION; POWERS; CAPITALIZATION; GOOD STANDING; BUSINESS AND
        SUBSIDIARIES

        (A) Organization and Powers. Each of the Loan Parties is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation (which jurisdiction is set forth on Schedule 4.1(A)). Each of the Loan Parties has all requisite corporate power and authority to own and operate its properties, to carry on the Business as now conducted and proposed to be conducted, to enter into each Related Transactions Document to which it is a party and to carry out the Related Transactions.

        (B) Capitalization. The authorized capital stock and interests of each of the Loan Parties is as set forth on Schedule 4.1(B). All issued and outstanding shares of capital stock and interests of each of the Loan Parties are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of the Agent, for the benefit of the Lenders, and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The capital stock and interests of each of the Loan Parties is owned by the stockholders and in the amounts set forth on Schedule 4.1(B). No shares of the capital stock of any Loan Party, other than those described above, are issued and outstanding. Except as set forth in Schedule 4.1(B), (i) there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party of any shares of capital stock or other securities of any such entity and (ii) there are no put or other mandatory redemption obligations with respect to any capital stock or interests of any Loan Party.

        (C) Qualification. Each of the Loan Parties is duly qualified and in good standing wherever necessary to carry on Business as now conducted and proposed to be conducted, except in jurisdictions in which the failure to be qualified and in good standing could not reasonably be expected to have a Material Adverse Effect. All jurisdictions in which each Loan Party is qualified to do business are set forth on Schedule 4.1(C).

        (D) Conduct of Business. Prior to the Closing Date, neither the Borrower nor International has engaged in any business or incurred any liabilities except for activities, expenses and liabilities incident to its organization and to the carrying out of the transactions contemplated hereby and by the Related Transactions Documents. On the date hereof and after the Acquisition, the Loan Parties will be engaged only in the Business.

        (E) Subsidiaries. All Subsidiaries of the Borrower (and the Subsidiaries of such Subsidiaries) are set forth in Schedule 4.1(B).

4.2      AUTHORIZATION OF BORROWING; ETC.

        (A) Authorization of Borrowing. The Borrower has the corporate power and authority to incur the Indebtedness pursuant hereto and evidenced by the Notes. The execution, delivery and performance of each of the Related Transactions Documents and the consummation of the Related Transactions by the Borrower have been duly authorized by all necessary corporate and shareholder action. On the Closing Date, the execution, delivery and performance of the Related Transactions Documents by each other Loan Party and signatory thereto will have been duly authorized by all necessary corporate (or entity) action and all shareholder or equity holder action.

        (B) No Conflict. The execution, delivery and performance by each Loan Party of each Related Transactions Document to which it is a party and the consummation of the Related Transactions do not and will not: (1) violate any provision of law applicable to any Loan Party, the certificate of incorporation or bylaws or any Loan Party, or any order, judgment or decree of any court or other agency of government binding any Loan Party; (2) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party; (3) result in or require the creation or imposition of any material Lien upon any of the properties or assets of any Loan Party (other than Liens in favor of the Agent, for the benefit of the Lenders); or (4) require any approval or consent of any Person under any Contractual Obligation of any Loan Party, except, with respect to each of the clauses (1) through (4) above, for (a) such approvals or consents to be obtained on or before the Closing Date (other than the consent of the DOE), which are disclosed on Schedule 4.2(B) and (b) such violations, conflicts, breaches, Liens and defaults which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

        (C) Governmental Consents. The execution, delivery and performance by each Loan Party of each Related Transactions Document to which it is a party, and the consummation of the Related Transactions, do not and will not require any Governmental Approval other than those set forth in Schedule 4.2(C). All such Governmental Approvals have been obtained other than consent of the DOE. The Related Transactions do not require a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

        (D) Binding Obligation. This Agreement is, and the Acquisition Documents and the other Related Transactions Documents, including the Notes, when executed and delivered will be, the legally valid and binding obligations of the applicable Loan Parties, each enforceable against the Loan Parties in accordance with their respective terms except to the extent limited by applicable bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally and by equitable principles.

        (E) Valid Issuance of Securities. The Securities of each Loan Party to be sold on or before the Closing Date will be duly authorized, validly issued, fully paid and nonassessable. The issuance and sale of the Securities of each Loan Party, upon issuance and sale, will either have been registered or qualified under applicable federal and state securities laws or be exempt therefrom. The Borrower has delivered to the Agent and each of the Lenders a complete and correct copy of the Subordinated Loan Documents and each of the representations and warranties given by the Borrower therein is true and correct in all material respects.

4.3      FINANCIAL CONDITION

         (A) Financial Statements. All financial statements concerning the Borrower which have been or will hereafter be furnished by the Borrower to the Agent or any Lender pursuant to this Agreement have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and do or will present fairly the financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

         (B) Pro Forma. The Pro Forma was prepared by the Borrower in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP, except for normal year-end adjustments and the absence of footnote disclosures.

         (C) Projections. The Projections delivered and to be delivered (including the Projections annexed hereto as Schedule 4.3 have been and will be prepared by the Borrower in light of the past operations of the Business. The Projections represent and will represent as of the date thereof the good faith estimate of the Borrower and its senior management concerning the most probable course of the Business; provided, however, that the Projections shall not constitute a guaranty of the financial performance projected therein.

4.4      INDEBTEDNESS AND CONTINGENT OBLIGATIONS

         As of the Closing Date after giving effect to the Related Transactions, neither the Borrower nor any Subsidiary has any Indebtedness or Contingent Obligations (including, without limitation, any such Indebtedness or Contingent Obligations assumed pursuant to the Purchase Agreement), except (a) as set forth on the Pro Forma and (b) as set forth on Schedule 4.4.

4.5      NO MATERIAL ADVERSE CHANGE; NO STOCK PAYMENTS

         Since May 31, 1996, no event or change has occurred with respect to any Loan Party that has caused or evidences, either individually or together with such other events or changes, a Material Adverse Effect. Since July 25, 1996, and except for dividends aggregating not in excess of $1,900,000 as contemplated by Schedule 1.5(d) of the First Amendment to the Purchase Agreement, no Loan Party has or will have, as of the Closing Date, directly or indirectly declared, ordered, paid or made or set apart any sum or property for any Restricted Payment or agreed to do so except as permitted by Section 7.5.

4.6      TITLE TO PROPERTIES; LIENS; LEASES

         Each of the Loan Parties has good, sufficient and legal title, subject to Permitted Encumbrances, to all their respective material properties and assets. Except for Permitted Encumbrances, all such properties and assets are free and clear of Liens. To the best knowledge of the Borrower after due inquiry, there are no actual, threatened or alleged defaults with respect to any Real Property Leases under which the Borrower is lessee or lessor which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Schedule 4.6 attached hereto contains a complete and accurate description of all Operating Leases and Real Property Leases to which the Borrower or any of its Subsidiaries is a party as of the date hereof which require rental payments of $25,000 or more per year. The aggregate amount of all rental payments under all Operating Leases and Real Property Leases to which the Borrower and its Subsidiaries are parties does not exceed $200,000 and $2,600,000, respectively, per year.

4.7      LITIGATION; ADVERSE FACTS

         Except as set forth on Schedule 4.7, as of the Closing Date there are no judgments outstanding against, or assumed by, any Loan Party or affecting any property of any Loan Party nor is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or, to the best knowledge of the Borrower after due inquiry, threatened against or assumed by, any Loan Party or affecting any property of any Loan Party. No Loan Party has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed to any liability or disadvantage which could reasonably be expected to result in any Material Adverse Effect. The actions, charges, claims, demand, suits, proceedings, petitions, investigations and arbitrations set forth on Schedule 4.7 or disclosed pursuant to Section 5.1(K) will not result, if adversely determined, and could not reasonably be expected to result, either individually or in the aggregate, in any Material Adverse Effect and do not relate to and will not affect the consummation of the Related Transactions.

4.8      PAYMENT OF TAXES

         Except to the extent permitted by Section 5.4, as of the Closing Date all material tax returns and reports of the Borrower and each of its Subsidiaries (and their predecessors in interest) required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon such Persons and upon their respective properties, assets, income and franchises which are shown on such returns as due and payable have been paid when due and payable. None of the United States income tax returns of the Borrower and each of its Subsidiaries are under audit. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

4.9      ADVERSE CONTRACTS

         None of the Loan Parties has assumed liability under or is a party to nor is it or any of its property subject to or bound by any forward purchase contract, futures contract, covenant not to compete, unconditional purchase, take or pay or other agreement which restricts its ability to conduct its business or, either individually or in the aggregate, has a Material Adverse Effect or could reasonably be expected to have a Material Adverse Effect.

4.10     PERFORMANCE OF AGREEMENTS

         None of the Loan Parties is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation of any such Person where such default would have a Material Adverse Effect, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.

4.11     GOVERNMENTAL REGULATION

         None of the Loan Parties is, or after giving effect to any Loan will be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

4.12     EMPLOYEE BENEFIT PLANS

         (A) No Other Plans. No Loan Party, nor any ERISA Affiliate thereof, maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 4.12. The Borrower has provided the Agent accurate and complete copies of all contracts, agreements and documents described on Schedule 4.12.

         (B) ERISA and IRC Compliance and Liability. Each Loan Party, and each ERISA Affiliate thereof, is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except where failure to comply would not result in a material liability to any Loan Party and except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the IRC has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the IRC. No material liability has been incurred by any Loan Party or ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan.

         (C) Funding. No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the IRC) been incurred (without regard to any waiver granted under Section 412 of the IRC), nor has any funding waiver from the IRS been received or requested with respect to any Pension Plan, nor has any Loan Party or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by
Section 412 of the IRC, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the IRC or
Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C), 4063(a) or 4068(f) of ERISA with respect to any Pension Plan.

         (D) Prohibited Transactions and Payments. No Loan Party nor any ERISA Affiliate has: (1) engaged in a nonexempt prohibited transaction described in
Section 406 of ERISA or Section 4975 of the IRC; (2) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no prepayments which are due and unpaid; (3) failed to make a required contribution or payment to a Multiemployer Plan; or (4) failed to make a required installment or other required payment under Section 412 of the IRC.

         (E) No ERISA Termination Event. No ERISA Termination Event has occurred or is reasonably expected to occur.

         (F) ERISA Litigation. No material proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of the Borrower after due inquiry, threatened concerning or involving any (1) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Loan Party, or any ERISA Affiliate, (2) Pension Plan or (3) Multiemployer Plan.

4.13     INTELLECTUAL PROPERTY

         The Borrower and each of its Subsidiaries owns, is licensed to use or otherwise has the right to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted that are material to the condition (financial or other), business or operations of the Borrower or its Subsidiaries (collectively called "Intellectual Property") and all such Intellectual Property is identified on Schedule 4.13 and fully protected and/or in the case of Intellectual Property, the protection of which requires governmental registration, duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances. All Intellectual Property that is registered or for which application for registration is pending is identified on Schedule 4.13. Except as disclosed in Schedule 4.13, no material claim has been asserted by any Person with respect to the use of any Intellectual Property, or challenging or questioning the validity or effectiveness of any Intellectual Property. Except as disclosed in
Schedule 4.13, the use of such Intellectual Property by the Borrower and its Subsidiaries, does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Borrower and its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

4.14     BROKER'S FEES

         Except as set forth in Schedule 4.14, no broker's or finder's fee, commission or similar compensation will be payable with respect to the issuance and sale of the Notes or any of the other transactions contemplated hereby or by any Related Transactions Documents. No other similar fees or commissions will be payable by any Loan Party for any other services rendered to the Borrower or any of its Subsidiaries ancillary to the transactions contemplated hereby.

4.15     ENVIRONMENTAL COMPLIANCE

         (A) No Environmental Claims. To the Borrower's knowledge, after reasonable investigation, except as set forth on Schedule 4.15(A), as of the Closing Date, there are no claims, liabilities, investigations, litigation, administrative proceedings, whether pending or threatened, or judgments or orders relating to any Hazardous Materials (collectively called "Environmental Claims") asserted or threatened against any Loan Party or relating to any real property currently or formerly owned, leased or operated by any Loan Party, including any such property in which an ownership, or lessee's interest has been acquired pursuant to the Purchase Agreement. To the best knowledge of the Borrower after due inquiry and diligence, no Loan Party has caused or permitted any Hazardous Material to be used, generated, reclaimed, transported, released, treated, stored or disposed of in a manner which could form the basis for an Environmental Claim against any Loan Party. Except as set forth on Schedule 4.15(A), no Loan Party has assumed (by contract or by operation of law) any liability of any Person for cleanup, remediation compliance or required Capital Expenditures in connection with any Environmental Claim. Any items disclosed pursuant to Schedule 4.15(A) could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         (B) Storage of Hazardous Materials. Except as set forth on Schedule 4.15(B), to the best knowledge of the Borrower after due inquiry and diligence, no Hazardous Materials are or were stored or otherwise located, and no underground storage tanks or surface impoundments are or were located, on real property currently or formerly owned, leased or operated by any Loan Party or to the best knowledge of the Borrower after due inquiry, on adjacent parcels of real property, and no part of such real property or, to the best knowledge of the Borrower after due inquiry, no part of such adjacent parcels of real property, including the groundwater located thereon, is presently contaminated by Hazardous Materials. Any items disclosed pursuant to Schedule 4.15(B) could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         (C) Compliance With Environmental Laws. Except as set forth on Schedule 4.15(C), each Loan Party has been and is currently in compliance with all applicable Environmental Laws, including obtaining and maintaining in effect all permits, licenses or other authorizations required by applicable Environmental Laws. Any items disclosed pursuant to Schedule 4.15(C) could not reasonably be expected to have, either individually or in the aggregate, have a Material Adverse Effect.

4.16     EMPLOYEE MATTERS

         Except as set forth on Schedule 4.16, as of the Closing Date (a) no Loan Party nor any of their respective employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Loan Party and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Loan Party and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of the Borrower after due inquiry, threatened between any Loan Party and its respective employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 4.16, neither the Borrower nor any of its Subsidiaries is subject to an employment contract.

4.17     SOLVENCY

         As of and from and after the date of this Agreement and after giving effect to the consummation of the Related Transactions, the Borrower: (a) owns and will own assets the value of which, when taken as a going concern, are (i) greater than the total amount of liabilities (including contingent liabilities) of the Borrower and (ii) greater than the amount that will be required to pay the probable liabilities of the Borrower's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to the Borrower; (b) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due (referred to herein as "Solvent").

4.18     DISCLOSURE

         No representation or warranty of the Borrower, any of its Subsidiaries or any other Loan Party contained in this Agreement, the financial statements referred to in Section 4.3, the other Related Transactions Documents or any other document, certificate or written statement furnished to the Agent or any Lender by or on behalf of any such Person for use in connection with the Loan Documents or the Related Transactions Documents contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The Projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such Projections may differ from the projected results. There is no material fact known to the Borrower that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Agent or any Lender for use in connection with the transactions contemplated hereby.

4.19     USE OF PROCEEDS AND MARGIN SECURITY

         The Borrower shall use the proceeds of all Loans for proper business purposes (as described in the "Whereas" clauses to this Agreement) consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of any Loan shall be used by the Borrower or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act.

4.20     INSURANCE

         Schedule 4.20 sets forth a complete and accurate description of all policies of insurance that will be in effect as of the Closing Date for the Borrower. The Borrower is adequately insured under such policies, no notice of cancellation has been received with respect to such policies and the Borrower is in compliance with all conditions contained in such policies.

4.21     BANK ACCOUNTS

         Schedule 4.21 sets forth the account numbers and location of all bank accounts of the Borrower.

4.22     REPRESENTATIONS AND WARRANTIES FROM THE PURCHASE AGREEMENT

         The Borrower represents and warrants that each of the representations and warranties given by International and, to its knowledge, each other party to the Purchase Agreement, are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties expressly relate to a specific earlier date but, in such case, such representations and warranties are, to the knowledge of the Borrower, true and correct in all material respects as of such earlier date).

4.23     COMPLIANCE WITH LAWS/ACCREDITATION

         (A) No Loan Party is in violation of any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, including, without limitation, any violation relating to any use, release, storage, transport or disposal of any Hazardous Material, which violation would subject any Loan Party or any such Subsidiary, or any of their respective officers to criminal liability or could reasonably be expected to have, either individually or together with all such other violations, a Material Adverse Effect and no such violation has been alleged. Each Loan Party has filed in a timely manner all reports, documents and other materials required to be filed by them with any governmental bureau, agency or instrumentality (and the information contained in each of such filings is true, correct and complete in all respects), except where failure to make such filings would not have a Material Adverse Effect. Each Loan Party has retained all records and documents required to be retained by it pursuant to any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any governmental authority, except where failure to retain such records would not subject any Loan Party or any of their respective officers to criminal liability and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Further, and except as set forth on
Schedule 4.23, the Borrower and each Subsidiary operating an educational institution is in compliance with all Applicable Law promulgated by any Governmental Authority having jurisdiction over, or relating to, postsecondary educational institutions and Government Funded Tuition Programs.

         (B) AEC owns The American College, which has campuses in Atlanta, Georgia and Los Angeles, California, both of which are accredited by and in good standing with SACS. In addition, the Atlanta campus is accredited by the Foundation for Interior Design Education Research (FIDER) to award the Bachelor of Fine Arts in Interior Design, and in good standing with said accrediting body. Both SACS and FIDER are Nationally Recognized Accrediting Agencies. AEC is not in violation of any rule, regulation, policy, guideline, or other requirement of any Nationally Recognized Accrediting Agency to which it has applied or from which it has received accreditation. AEC has filed in a timely manner all reports, documents and other materials required to be filed by it with any Nationally Recognized Accrediting Agency (and the information contained in each of such filings is true, correct and complete in all respects), except where failure to make such filings would not have a Material Adverse Effect. AEC has retained all records and documents required to be retained by it pursuant to any rule, regulation, policy, guideline or other requirement of any Nationally Recognized Accrediting Agency, except where failure to retain such records would not subject AEC or any of its officers to criminal liability and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.24     INVESTMENTS

         Except as set forth on Schedule 4.24, neither the Borrower nor any of its Subsidiaries has an Investment in any Person other than Investments permitted under Section 7.3.

                                    ARTICLE V

                        BORROWER'S AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that, so long as any of the Commitments hereunder shall be in effect and until payment in full of all Obligations and termination of all the Letters of Credit, unless the Requisite Lenders shall otherwise give their prior written consent, the Borrower shall perform and comply with, and shall cause each of its Subsidiaries to perform and comply with, all covenants in this Article V applicable to such Person.

5.1      FINANCIAL STATEMENTS AND OTHER REPORTS

         The Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. The Borrower will deliver to the Agent and each Lender (unless specified to be delivered to the Agent) the financial statements and other reports described below.

         (A) Monthly Financials. As soon as available and in any event within thirty days after the end of each month, the Borrower will deliver (1) the consolidated and consolidating balance sheet of the Borrower (showing intercompany eliminations), as at the end of such month and the related consolidated an consolidating statements of income (showing intercompany eliminations), stockholders' equity, cash flow and changes in financial position for such month and for the period from the beginning of then current calendar year and fiscal year to the end of such month and (2) a schedule of the outstanding Indebtedness for borrowed money of the Borrower and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

         (B) Year-End Financials. As soon as available and in any event within 120 days after the end of each Fiscal Year, the Borrower will deliver: (1) the consolidated and consolidating balance sheet of the Borrower as at the end of such year and the related consolidated and consolidating statements of income, stockholders' equity, cash flow and changes in financial position for such fiscal year; (2) a schedule of the outstanding Indebtedness for borrowed money of the Borrower and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan; and
(3) a report with respect to the financial statements from a Big Six Accounting Firm selected by the Borrower, which report shall be without Qualification and shall state that (a) such consolidated and consolidating financial statements present fairly the consolidated and consolidating financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (b) that the examination by such accountants in connection with such consolidated and consolidating financial statements has been made in accordance with generally accepted auditing standards. The Borrower shall deliver preliminary drafts of the foregoing statements within 90 days after the end of each Fiscal Year. As used in this Section 5.1(B), "Qualification" means, with respect to any certificate covering financial statements, a qualification to such certificate (such as a "subject to" or "except for" statement or emphasis paragraph therein)
(a) resulting from a limitation on the scope of examination of such financial statements or the underlying data, (b) as to the capability of the Person whose financial statements are certified to continue operations as a going concern, or
(c) which could be eliminated by changes in financial statements or notes thereto covered by such certificate (such as by the creation of or increase in a reserve or a decrease in the carrying value of assets) and which if so eliminated by the making of any such change and after giving effect thereto would occasion a Default or an Event of Default; provided, however, without limitation, neither of the following shall constitute a Qualification: (x) a consistency exception relating to a change in accounting principles with which the independent public accountants for the Person whose financial statements are being certified have concurred, or (y) a qualification relating to the outcome or disposition of threatened litigation, pending litigation being contested in good faith, pending or threatened claims or other contingencies, the impact of which litigation, claims or contingencies cannot be determined with sufficient certainty to permit quantification in such financial statements.

         (C) Borrower Compliance Certificate. As soon as available and in any event within thirty days after the end of each calendar quarter of each year during which this Agreement is in effect, the Borrower will deliver a fully and properly completed Compliance Certificate signed by the Borrower's chief executive officer or chief financial officer.

         (D) Accountants' Certification. Together with each delivery of consolidated and consolidating financial statements of the Borrower and its Subsidiaries pursuant to Section 5.1(B), the Borrower will deliver a written statement by its independent certified public accountants (a) stating that the examination has included a review of the terms of this Agreement as same relate to accounting matters and (b) stating whether, in connection with the examination, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof.

        (E) Accountants' Report. Promptly upon receipt thereof, the Borrower will deliver copies of all significant reports submitted to the Borrower by independent public accountants in connection with each annual, interim or special audit of the financial statements of the Borrower made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit.

         (F) Management Report. Together with each delivery of financial statements of the Borrower and its Subsidiaries pursuant to subdivisions (A) and
(B) of this

Section 5.1, the Borrower will deliver a management report: (1) describing the operations and financial condition of the Borrower and its Subsidiaries for the month then ended and the portion of the current fiscal year then elapsed (or for the Fiscal Year then ended in the case of year-end financials); (2) setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent Projections for the current Fiscal Year delivered to the Lenders pursuant to Section 5.1(G); and (3) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of the Borrower to the effect that such information fairly presents the results of operations and financial condition of the Borrower and its Subsidiaries as at the dates and for the periods indicated.

         (G) Projections. As soon as available and in any event no later than thirty days prior to the end of each Fiscal Year of the Borrower, the Borrower will deliver Projections of the Borrower and its Subsidiaries for the forthcoming three Fiscal Years, year by year, and for the forthcoming Fiscal Year, month by month.

         (H) SEC Filings and Press Releases. Promptly upon their becoming available, the Borrower will deliver copies of: (1) all financial statements, reports, notices and proxy statements sent or made available by the Borrower or any of its Subsidiaries to their security holders; (2) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (3) all press releases and other statements made available by the Borrower or any of its Subsidiaries to the public concerning developments in the business of any such Person.

         (I) Subordinated Indebtedness Notices. The Borrower shall promptly deliver copies of all notices given or received by the Borrower or any Subsidiary with respect to any Subordinated Indebtedness.

         (J) Events of Default; Etc. Promptly upon any officer of the Borrower obtaining knowledge of any of the following events or conditions, the Borrower shall deliver a certificate of the Borrower's chief executive officer or chief financial officer specifying the nature and period of existence of such condition or event and what action the Borrower has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes an Event of Default or Default; (2) any notice that any Person has given to the Borrower or any of its Subsidiaries or any other action taken with respect to a claimed default or event or condition of the type referred to in
Section 8.1(B); or (3) any Material Adverse Effect.

         (K) Litigation. Promptly upon any officer of the Borrower obtaining knowledge of (1) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any property of any Loan Party not previously disclosed by the Borrower to the Agent seeking damages of

$100,000 or more or that is otherwise material or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Loan Party or any property of any Loan Party which is reasonably likely to have a Material Adverse Effect, the Borrower will promptly give notice thereof to the Agent and each Lender and provide such other information as may be reasonably available to them to enable the Agent, the Lenders and their counsel to evaluate such matter.

         (L) Employee Benefit Plans. With reasonable promptness, and in any event within thirty days, the Borrower will give notice of and/or deliver to the Agent copies of: (1) the establishment of any new Employee Benefit Plan, Pension Plan or Multiemployer Plan the commencement of contributions to any Employee Benefit Plan, Pension Plan or Multiemployer Plan to which any Loan Party or any of its ERISA Affiliates was not previously contributing or any increase in the benefits of any existing Employee Benefit Plan, Pension Plan or Multiemployer Plan; (2) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by any Loan Party or any ERISA Affiliate with respect to such request; and (3) the failure of any Loan Party or ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the IRC by the due date.

         (M) ERISA Termination Events. Promptly and in any event within ten days of becoming aware of the occurrence of or forthcoming occurrence of any (1) ERISA Termination Event or (2) "prohibited transaction", as such term is defined in Section 406 of ERISA or Section 4975 of the IRC, in connection with any Pension Plan or any trust created thereunder, the Borrower will deliver to the Agent a notice specifying the nature thereof, what action the applicable Loan Party has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

         (N) ERISA Notices. With reasonable promptness but in any event within ten days for purposes of clauses (1), (2) and (3), the Borrower will deliver to the Agent copies of: (1) any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the IRC; (2) all notices received by any Loan Party or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (3) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Loan Party or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan; and (4) all notices received by any Loan Party or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount Of withdrawal liability pursuant to Section 4202 of ERISA. The Borrower will notify the Agent in writing within two (2) Business Days of any Loan Party obtaining knowledge or reason to know that any Loan Party or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

         (O) Insurance. Within the sixty day period prior to the end of each Fiscal Year of the Borrower, the Borrower will deliver a report in form and substance reasonably satisfactory to the Agent outlining all material insurance coverage maintained as of the date of such report by the Borrower and its Subsidiaries and all material insurance coverage planned to be maintained by such Persons in the subsequent Fiscal Year.

         (P) Supplemented Schedules; Notice of Corporate Changes. Annually, concurrently with the Borrower's delivery of the Projections required by Section 5.1(G), the Borrower shall supplement in writing and deliver to the Agent revisions of the Schedules annexed to this Agreement to the extent necessary to disclose new or changed facts or circumstances after the Closing Date; provided, however, that subsequent disclosures shall not constitute a cure or waiver of any Default or Event of Default resulting from the matters disclosed. The Borrower shall provide, on an annual basis, written notice to the Agent of (1) all jurisdictions in which a Loan Party becomes qualified after the Closing Date to transact business, (2) any material change after the Closing Date in the authorized and issued capital stock or other equity interests of any Loan Party or any of their respective Subsidiaries or any other material amendment to their charter, by-laws or other organization documents and (3) any Subsidiary created or acquired by any Loan Party after the Closing Date, such notice, in each case, to identify the applicable jurisdictions, capital structures or Subsidiaries, as applicable.

         (Q) Tuition Program/Accreditation Reports. The Borrower shall deliver, and shall cause its Subsidiaries to deliver, copies of any filings or reports delivered to any Nationally Recognized Accrediting Agency or any Governmental Authority having jurisdiction over, or relating to, Government Funded Tuition Programs or notices sent or received by the Borrower or such Subsidiary to or from such Nationally Recognized Accrediting Agency or Governmental Authority.

         (R) Other Information. With reasonable promptness, the Borrower will deliver such other information and data with respect to any Loan Party or any Subsidiary of any Loan Party as from time to time may be reasonably requested by the Agent or any Lender.

5.2      ACCESS TO ACCOUNTANTS

         Borrower authorizes the Agent and the Lenders to discuss the financial condition of the Borrower and its Subsidiaries with the Borrower's independent public accountants upon reasonable notice to the Borrower of its intention to do so. The Borrower shall be given the reasonable opportunity to participate in any such discussion. The Borrower shall deliver a letter to such accountants authorizing them to comply with the provisions of Section 5.1 and this Section 5.2.

5.3      CORPORATE EXISTENCE; ETC.

         Except as otherwise permitted by Section 7.6, the Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business.

5.4      PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION

         The Borrower will, and will cause each of its Subsidiaries to, pay (a) all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon and (b) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets before any penalty or fine is incurred with respect thereto; provided, however, that no such tax, charge or claim need be paid if the Borrower or one of its Subsidiaries is contesting same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Borrower or such Subsidiary has established such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP. The Borrower will not and will not permit any of its Subsidiaries to file or consent to the filing of any consolidated income tax return with any Person (other than the Borrower, or any of its Subsidiaries).

5.5      MAINTENANCE OF PROPERTIES; INSURANCE

         (A) Maintenance of Properties. The Borrower will maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of the Borrower and its Subsidiaries, reasonable wear and tear excepted and will make or cause to be made all appropriate repairs, renewals and replacements thereof.

         (B) Insurance. In addition to, and not in derogation of, the requirement of any Security Document, the Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, public liability, property damage and business interruption insurance with respect to its business and properties and the business and properties of its Subsidiaries against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts acceptable to the Agent and will deliver evidence thereof to the Agent. The Borrower shall cause the Agent, for the benefit of the Lenders, to be named as loss payee (in the case of casualty insurance) and additional insured and collateral assignee (in all other cases) on all insurance policies pursuant to appropriate endorsements in form and substance reasonably satisfactory to the Agent. The Borrower shall apply any proceeds received from policies of insurance maintained pursuant to this Section 5.5 in accordance with the provisions of Section 2.6(C)(4) as if such casualty constituted an Asset Disposition.

5.6      INSPECTION; LENDER MEETING

         The Borrower shall permit any authorized representatives designated by the Agent or by any Lender to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested; provided, however, that (i) the Lenders shall coordinate such visits through the Agent and (ii) so long as no Event of Default has occurred and is continuing, the Agent may not make a formal inspection of the Borrower's or any Subsidiary's financial or accounting records or take extracts therefrom more than once per Fiscal Year; provided, however, that, subparagraph (ii) shall in no way limit the ability of representatives of the Agent or any Lender from have consultations or meetings with representatives of the Borrower or any Subsidiary thereof at any time and from time to time. Without in any way limiting the foregoing, the Borrower will participate and will cause its key management personnel to participate in a meeting of the Agent and the Lenders at least once during each fiscal year to be held at such time and at such place as may be agreed to by the Borrower and the Agent.

5.7      ENVIRONMENTAL COMPLIANCE

         (A) Environmental Laws. Each Loan Party shall at all times comply in all material respects with all applicable Environmental Laws.

         (B) Remedial Action. Each Loan Party and each of their respective Subsidiaries shall promptly take any and all necessary remedial actions in response to the presence, storage, use, disposal, transportation, release or discharge of any Hazardous Materials on, under or about any real property owned, leased or operated by any Loan Party or any of their Subsidiaries. In the event any Loan Party or any of their Subsidiaries undertakes any remedial action with respect to any Hazardous Material on, under or about any real property owned, leased or operated by any Loan Party or any of their Subsidiaries, such Loan Party or Subsidiary shall conduct and complete such remedial action in compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when such Loan Party's or Subsidiary's liability for such presence, storage, use, disposal, transportation, release or discharge of any Hazardous Material is being contested in good faith by such Loan Party or Subsidiary and appropriate reserves therefor have been established in accordance with GAAP.

        (C) Further Assurances. If the Agent or any Lender at any time has a reasonable basis to believe that there may be a material violation of any Environmental Law by, or any material liability arising thereunder of, any Loan Party or related to any real property owned, leased or operated by any Loan Party or any of their Subsidiaries or real property adjacent to such real property, then the Borrower agrees, upon request from the Agent or such Lender, to provide the Agent and such Lender with such reports, certificates, engineering studies or other written material or data as the Agent or such Lender may require so as to satisfy the Agent and such Lender that such Loan Party is in compliance with all applicable Environmental Laws.

5.8      ENVIRONMENTAL DISCLOSURE

         (A) Releases. The Borrower shall, after learning thereof, promptly advise the Agent in writing and in reasonable detail of: (1) any material release, disposal or discharge by any Loan Party or any of their Subsidiaries of any Hazardous Material required to be reported to any federal, state or local governmental or regulatory agency under all applicable Environmental Laws except such releases, disposals or discharges pursuant to and in compliance with valid permits, authorizations or registrations under said Environmental Laws; (2) any and all written communications sent or received by any Loan Party with respect to any Environmental Claims or any release, disposal or discharge of Hazardous Material required to be reported to any federal, state or local governmental or regulatory agency; (3) any remedial action taken by any Loan Party or any of their Subsidiaries or any other Person in response to any Hazardous Material on, under or about any real property owned, leased or operated by any Loan Party, the existence of which could result in an Environmental Claim that could have a Material Adverse Effect; (4) the discovery by any Loan Party or any of their Subsidiaries of any occurrence or condition on any real property adjoining or in the vicinity of any real property owned, leased or operated by any Loan Party that could cause such real property or any part thereof to be classified as "border-zone property" or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws; and (5) any request for information from any governmental agency that indicates such agency is investigating whether any Loan Party or any of their Subsidiaries may be potentially responsible for a release, disposal or discharge of Hazardous Materials.

         (B) Proposed Activities. The Borrower shall promptly notify the Agent of (1) any proposed acquisition of stock, assets, or property by any Loan Party that could reasonably be expected to expose such Loan Party or any of their Subsidiaries to, or result in, Environmental Claims that could have a Material Adverse Effect and (2) any proposed action to be taken by any Loan Party or any of their Subsidiaries to commence any operations that could reasonably be expected to subject such Loan Party to additional laws, rules or regulations, including laws, rules and regulations requiring additional or amended environmental permits or licenses. Borrower shall, at its own expense, provide copies of such documents or information as the Agent may reasonably request in relation to any matters disclosed pursuant to this Section 5.8.

5.9      COMPLIANCE WITH LAWS/GOVERNMENT TUITION PROGRAM/ACCREDITATION

         (A) The Borrower will (a) comply with and will cause each of its Subsidiaries to comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority as now in effect and which may be imposed in the future in all jurisdictions in which the Borrower or its Subsidiaries are now doing business, other than those laws, rules, regulations and orders the noncompliance with which would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and
(b) maintain and will cause each of its Subsidiaries to maintain, as the case may be, all licenses and permits now held or hereafter acquired by the Borrower, the loss, suspension, or revocation of which, or failure to renew, could reasonably be expected to have a Material Adverse Effect.

         (B) The Borrower shall comply with, and shall cause each of its Subsidiaries to comply with, all rules and regulations promulgated by the DOE, the State of Georgia, the State of California, and any similar state agency, including, but not limited to, all such rules and regulations relating to Governmental Funded Tuition Programs.

         (C) The Borrower shall cause each educational institution operated by it or a Subsidiary to maintain its accreditation with SACS or another Nationally Recognized Accrediting Agency and comply with all rules and regulations of SACS or such other Nationally Recognized Accrediting Agency.

5.10     COVENANTS IN ACQUISITION DOCUMENTS

         The Borrower shall cause International to comply with its covenants under the Acquisition Documents.

5.11     FURTHER ASSURANCES

         (A) The Borrower shall, and shall cause each Loan Party to, from time to time, execute such guaranties, financing statements, documents, security agreements and reports as the Agent at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations provided for in the Loan Documents.

         (B) At the Agent's request, the Borrower shall cause any Subsidiaries of the Borrower promptly to guaranty the Obligations and to grant to the Agent, for the benefit of the Lenders, a security interest in the real, personal and mixed property of such Subsidiary to secure the Obligations. The documentation for such guaranty or security shall be substantially similar to the Loan Documents with such modifications as are reasonably requested by the Agent.

5.12     ENFORCEMENT OF REMEDIES UNDER ACQUISITION DOCUMENTS

         If the Borrower becomes aware of or otherwise has knowledge of any facts that could give rise to any claim for indemnification from any party under any Acquisition Document, the Borrower will cause International to assert or cause the assertion of such claim against such party before the date on which such claim may no longer be made under such Acquisition Document, and in asserting any such claim shall comply with all requirements for asserting such claims under the Acquisition Documents; provided, however, that such claim need not be asserted if the Board of Directors determines in good faith that the best interests of the Borrower would be served by not asserting such claim. No more than sixty days nor less than thirty days prior to the expiration of the period in which claims for indemnification under the Acquisition Documents may be asserted against any party, the Borrower shall deliver to the Agent and each Lender a certificate executed on its behalf by its chief executive officer or chief financial officer stating either that such officer has no knowledge of any claim that may be asserted against any such party or setting forth any such claims and the actions the Borrower has taken or proposes to take in asserting them. Nothing contained in this Section 5.12 shall restrict or otherwise affects any rights of the Agent or any Lender under any other Loan Documents.

5.13     FISCAL YEAR

         The Borrower and each Subsidiary shall, on or before December 31, 1996, duly adopt a fiscal year having January 1 as the first day of such fiscal year and December 31 as the last day of such fiscal year.

5.14     AFTER-ACQUIRED REAL PROPERTY

         If, after the date hereof, the Borrower or any Subsidiary thereof acquires title to any fee simple, leasehold or other interest in any real property, the Borrower or such Subsidiary shall execute such mortgages, security deeds, deeds of trust, leasehold mortgages or collateral assignment of leases as may be necessary or desirable to grant to the Agent on behalf of the Lenders a first-priority Lien on such real property interest.

                                   ARTICLE VI

                               FINANCIAL COVENANTS

         The Borrower covenants and agrees that so long as any of the Commitments remain in effect and until payment in full of all Obligations and termination of all the Letters of Credit, unless the Requisite Lenders shall otherwise give their prior written consent, the Borrower shall comply with, and shall cause each of its Subsidiaries to comply with, all covenants in this
Article VI applicable to such Person.

6.1      CAPITAL EXPENDITURE LIMIT

         The Borrower shall not, and shall not permit its Subsidiaries to, at any time during the following periods, make Capital Expenditures in an aggregate amount in excess of the following amounts corresponding to the following periods:

----------------------------------------------------------------------------------------------
                                                                    Maximum Capital
                         PERIOD                                      Expenditures

----------------------------------------------------------------------------------------------
Closing Date through and including 12/31/96                             $500,000
----------------------------------------------------------------------------------------------
01/01/97 through and including 12/31/97                               $1,000,000
----------------------------------------------------------------------------------------------
                                                           $1,000,000 multiplied by the
                                                           sum of (i) 1 plus (ii) the
                                                           percentage growth, if any
01/01/98 through and including 12/31/98                    (stated as a decimal and
                                                           rounded up to the nearest
                                                           (0.001), in annual revenues of
                                                           the immediately preceding
                                                           calendar year
----------------------------------------------------------------------------------------------
                                                           The dollar amount of the
                                                           Maximum Capital
                                                           Expenditures for the
                                                           immediately preceding
01/01/99 through and including 12/31/99 and                calendar year multiplied by
each calendar year thereafter                              the sum of (i) 1 plus (ii) the
                                                           percentage growth, if any
                                                           (stated as a decimal and
                                                           rounded up to the nearest
                                                           (0.001), in annual revenues of
                                                           the immediately preceding
                                                           calendar year
----------------------------------------------------------------------------------------------

6.2      LIABILITIES TO NET WORTH

         The Borrower shall not permit, at the Closing Date and at the end of each calendar quarter of the Borrower during the term of this Agreement, the ratio obtained by dividing (i) Consolidated Total Liabilities outstanding at such time minus Subordinated Indebtedness outstanding at such time by (ii) Consolidated Net Worth at such time plus Subordinated Indebtedness outstanding at such time to exceed the following ratios corresponding to the following periods:

-----------------------------------------------------------------------------------------------
                                                            Maximum Consolidated
                         PERIOD                               Total Liabilities
                                                         to Consolidated Net Worth

----------------------------------------------------------------------------------------------
At Closing Date and through and including                      3.00 to 1.00
09/30/97
----------------------------------------------------------------------------------------------
10/01/97 through and including 09/30/98                        2.50 to 1.00
----------------------------------------------------------------------------------------------
10/01/98 through and including 09/30/99                        2.00 to 1.00
----------------------------------------------------------------------------------------------
10/01/99 through and including 09/30/00                        1.50 to 1.00
----------------------------------------------------------------------------------------------
10/01/00 and each calendar quarter occurring                   1.00 to 1.00
thereafter
----------------------------------------------------------------------------------------------

6.3      TOTAL CAPITALIZATION

         The Borrower shall not permit, at the end of each calendar quarter of the Borrower during the term of this Agreement, its Total Capitalization to be less than the following amounts corresponding to the following periods:

----------------------------------------------------------------------------------------------
                                                                Minimum Capitalization
                         PERIOD
----------------------------------------------------------------------------------------------
At Closing Date and through and including                             $12,000,000
09/30/97
----------------------------------------------------------------------------------------------
10/01/97 through and including 09/30/98                                13,500,000
----------------------------------------------------------------------------------------------
10/01/98 through and including 09/30/99                                16,500,000
----------------------------------------------------------------------------------------------
10/01/99 through and including 09/30/00                                21,500,000
----------------------------------------------------------------------------------------------
10/01/00 through and including 09/30/01                                27,500,000
----------------------------------------------------------------------------------------------
12/31/01 and each calendar quarter thereafter                          35,000,000
----------------------------------------------------------------------------------------------

6.4      DEBT SERVICE COVERAGE RATIO

         The Borrower shall not permit, on the dates set forth below, its Consolidated Debt Service Coverage Ratio to be less than the following ratios corresponding to the following dates:

----------------------------------------------------------------------------------------------
                                                          Minimum Debt Service
                         PERIOD                              Coverage Ratio

----------------------------------------------------------------------------------------------
December 31, 1997                                            1.10 to 1.00
----------------------------------------------------------------------------------------------
December 31, 1998                                            1.30 to 1.00
----------------------------------------------------------------------------------------------
December 31, 1999                                            1.50 to 1.00
----------------------------------------------------------------------------------------------
December 31, 2000 and each December 31                       1.50 to 1.00
  thereafter
----------------------------------------------------------------------------------------------

6.5      INTEREST COVERAGE RATIO

         The Borrower shall not permit, at the end of each calendar quarter of the Borrower during the term of this Agreement, commencing with the calendar quarter end on September 30, 1997, its Interest Coverage Ratio to be less than the following ratios corresponding to the following periods:

----------------------------------------------------------------------------------------------
                         PERIOD                         Minimum Interest Coverage
                                                                 Ratio

----------------------------------------------------------------------------------------------
Calendar quarter ending 09/30/97                             2.25 to 1.00
----------------------------------------------------------------------------------------------
10/01/97 through and including 09/30/98                      2.40 to 1.00
----------------------------------------------------------------------------------------------
10/01/98 through and including 09/30/99                      2.50 to 1.00
----------------------------------------------------------------------------------------------
10/01/99 and each calendar quarter occurring                 2.50 to 1.00
thereafter
----------------------------------------------------------------------------------------------

6.6      GOVERNMENT REQUIRED RATIOS

         The Borrower shall cause AEC and its educational institutions to comply with all requirements of the DOE with respect to institutional eligibility to participate in Title IV programs under the Higher Education Act of 1965 (20 U.S.C. 1070 et seq.), as amended from time to time, including, but not limited to, meeting the standards of administrative capability and financial responsibility published by the DOE from time to time, or to take such other action as may be necessary, to qualify AEC or its educational institutions for the GSL Program and to maintain its good standing thereunder.

6.7      ENROLLMENT

         The Borrower shall not permit, as of the end of the established student withdrawal period, the aggregate student enrollment for all educational institutions now or hereafter operated by the Borrower and its Subsidiaries (other than The American College in Dubai), in any two consecutive academic quarters a decline in enrollment of in excess of 7% in each such academic quarter when compared with the corresponding academic quarter for the immediately prior academic year; provided, however, that, for purposes of this
Section 6.7, the academic quarters to be considered shall include only the Fall, Winter and Spring academic quarters. The Borrower shall deliver, within five days after the end of the established student withdrawal period for each such academic quarter, the aggregate student enrollment for such academic quarter together with the other aggregate student enrollment numbers and the computations required under this Section 6.7.

6.8      GOVERNMENT DEFAULT RATE

         The Borrower shall not permit the cohort default rate with respect to the academic institutions operated by the Borrower and its Subsidiaries, as defined in Section 435(m) of the Higher Education Act of 1965 (20 U.S.C. 1085(m)), as amended from time to time, and as published by the DOE, on student loans provided through the GSL Program to exceed 20% for any educational institution operated by the Borrower and its Subsidiaries.

                                   ARTICLE VII

                          BORROWER'S NEGATIVE COVENANTS

         The Borrower covenants and agrees that so long as any of the Commitments remain in effect and until payment in full of all Obligations and termination of all the Letters of Credit, unless the Requisite Lenders shall otherwise give their prior written consent, the Borrower shall comply with, and shall cause each other Loan Party to comply with, all covenants in this Article VII applicable to such Person.

7.1      INDEBTEDNESS

         The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:

         (A) The Obligations;

         (B) Intercompany Indebtedness among the Borrower and its Subsidiaries; provided, however, that the obligations of each obligor of such Indebtedness shall: (i) be evidenced by promissory notes, which shall have been pledged to the Agent, for the benefit of the Lenders, as security for the Obligations; and
(ii) have such other terms and provisions as the Agent may reasonably require;

         (C) Indebtedness arising as a result of Contingent Obligations permitted under Section 7.4;

         (D) the Stratford Indebtedness;

         (E) Indebtedness and Capital Leases in existence on the Closing Date and not repaid pursuant to the Statement of Funds Flow; and

         (F) an unsecured line of credit in favor of ACIL-UK extended by National Westminster Bank, P.L.C. up to a principal amount not to exceed $250,000 at any one time outstanding;

         (G) purchase money Indebtedness and Capital Leases incurred in connection with the acquisition of equipment; provided, however, that (i) the aggregate principal amount of such purchase money Indebtedness and Capital Leases that the Borrower and its Subsidiaries may incur (x) during the period from the Closing Date through and including December 31, 1996, shall not exceed $150,000 and (y) during each Fiscal Year thereafter during the period this Agreement is in effect, shall not exceed $300,000 per such Fiscal Year and (ii) such Indebtedness and Capital Leases must be incurred simultaneously with the acquisition of such equipment and may not exceed in principal amount of the purchase price of such equipment.

7.2      LIENS AND RELATED MATTERS

         (A) No Liens. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument with respect to goods or accounts receivable) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits there from, except Permitted Encumbrances.

         (B) No Negative Pledges. Neither the Borrower nor any Subsidiary of the Borrower shall enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, except for such restrictions under the documents and instruments evidencing the Stratford Indebtedness.

         (C) No Restrictions on Subsidiary Distributions to the Borrower. Except as provided herein, the Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by the Borrower or any Subsidiary of the Borrower; (2) pay any Indebtedness owed to the Borrower or any other Subsidiary; (3) make loans or advances to the Borrower or any other Subsidiary; or (4) transfer any of its property or assets to the Borrower or any other Subsidiary.

7.3      ACQUISITIONS; INVESTMENTS; JOINT VENTURES

         The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly: (a) acquire or purchase, or permit any Subsidiary to acquire or purchase, any Business Unit; (b) acquire, make or purchase, or permit any Subsidiary to acquire, make or purchase, any Investment, including any Joint Venture; or (c) permit any Investment, including any Joint Venture, of the Borrower or any Subsidiary to be outstanding, except the following:

         (A) Cash Equivalents. The Borrower and its Subsidiaries may make and own Investments in Cash Equivalents; provided, however, that such Cash Equivalents are not subject to setoff rights in favor of the issuing bank arising from any banking relationship of the Borrower or its Subsidiaries;

         (B) Intercompany Loans. The Borrower and its Subsidiaries may make intercompany loans and investments to the extent permitted under Section 7.1;

         (C) Travel Advances. The Borrower and its Subsidiaries may make loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed Twenty-Five Thousand Dollars ($25,000) in the aggregate at any time outstanding; and

         (D) Investments. The Borrower and its Subsidiaries may make the Investments (including Joint Ventures) set forth on Schedule 4.1(B) hereof. The Borrower shall transfer the Certificate of Deposit issued by Fidelity National Bank (or the proceeds thereof) to an account with NationsBank within 10 days of the Closing Date.

7.4      CONTINGENT OBLIGATIONS

         The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or become or be liable with respect to any Contingent Obligation except:

         (A) Contingent Obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

         (B) Contingent Obligations in favor of the Agent and the Lenders;

         (C) Contingent Obligations under Interest Rate Agreements, approved by the Agent in its sole discretion, with respect to the Loans;

         (D) Contingent Obligations existing on the Closing Date and described in Schedule 7.4 annexed hereto;

         (E) Contingent Obligations with respect to customary indemnification and purchase price adjustment obligations incurred in connection with Asset Dispositions or with respect to the Investments permitted under Section 7.3(D);

         (F) Contingent Obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations;

         (G) Contingent Obligations with respect to Indebtedness permitted by
Section 7.1;

         (H) Contingent Obligations with respect to the Stratford Indebtedness and the Acquisition Documents; and

         (I) Contingent Obligations arising with respect to indemnities granted in favor of officers and directors of the Borrower or its Subsidiaries pursuant to their respective corporate charters or bylaws.

7.5      RESTRICTED PAYMENTS; NO AMENDMENT OF SUBORDINATED INDEBTEDNESS

         (A) The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment, except that:

                  (i) Subordinated Indebtedness. The Borrower may make the regularly scheduled payments with respect to the Stratford Indebtedness and any other Subordinated Indebtedness permitted to be outstanding as required in accordance with the terms thereof, but only, in each case, to the extent required by, and subject to the subordination provisions contained in, the promissory note, indenture or other agreement pursuant to which such Indebtedness was issued or which was executed in connection with such Indebtedness or otherwise as approved in writing by the Requisite Lenders; and

                  (ii) Restricted Payments by Subsidiaries. Subsidiaries of the Borrower may make Restricted Payments to the Borrower.

         (B) No Amendment. The Borrower shall not enter into any amendment, supplement, modification or waiver of documents or instruments evidencing any Subordinated Indebtedness that is prohibited by the Subordination Agreement. Further, the Borrower shall not cause or allow any third-party guaranty of payment or performance of all or any portion of any Subordinated Indebtedness from any Person unless (i) such third-party also guaranties the Obligations to the same extent and (ii) the guaranty from such third-party in favor of the holder of such Subordinated Indebtedness expressly provides that it is subordinate to the third-party guaranty in favor of the Agent and the Lenders. The Borrower agrees to deliver to the Agent a copy of any proposed amendment, modification or supplement of any document, agreement or instrument evidencing or relating to any Subordinated Indebtedness at least fifteen days prior to its execution and delivery by the Borrower (or any Subsidiary of the Borrower).

7.6      RESTRICTION ON FUNDAMENTAL CHANGES

         Neither the Borrower nor any of its Subsidiaries will: (a) amend, modify or waive any term or provision of its articles of incorporation, by-laws or organizational documents unless required by law; (b) enter into any transaction of merger or consolidation; (c) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (d) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of, or other equity interests in, any of its Subsidiaries, whether now owned or hereafter acquired; or (e) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person, except: (i) the Loan Parties may enter into transactions contemplated by the Acquisition Documents and may consummate the Acquisition; (ii) the Borrower and its Subsidiaries may make Capital Expenditures permitted under Section 6.1 and Investments permitted under Section 7.3; and (iii) any

Subsidiary of the Borrower may be merged with or into the Borrower (provided that the Borrower is the surviving entity and no Default or Event of Default exists or will occur by reason of such merger) or any other Subsidiary of the Borrower. Further, the Borrower shall not issue or sell any Securities of the Borrower to any Person other than: (a) the issuance of the Warrant and the Stratford Warrant; (b) the issuance and sale of its Class A Common Stock pursuant to an Initial Public Offering; and (c) issuances of common stock (including up to 5% of the issued and outstanding shares thereof pursuant to a management stock option plan or other employee stock ownership plan) which shall not constitute or give rise to an Event of Default under Section 8.1(S) hereof and which, in any event, do not provide for any stated or guaranteed return or any mandatory redemption or retirement provision or put right on any date prior to the date 91 days after the payment in full of all Obligations.

7.7      DISPOSAL OF ASSETS OR SUBSIDIARY STOCK

         (A) Assets. Neither the Borrower nor any of its Subsidiaries will sell, lease, transfer or otherwise dispose of any of its property, business or assets, or grant any Person an option to acquire any such property, business or assets except for (a) bona fide sales of inventory to customers for fair value in the ordinary course of business and dispositions of obsolete equipment not used or useful in the business and (b) Asset Dispositions if all of the following conditions are met: (i) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $50,000 and the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year does not exceed $75,000; (ii) the consideration received is at least equal to the fair market value of such assets; (iii) the sole consideration received is cash; (iv) the Net Proceeds of such Asset Disposition are applied to the extent required by Section 2.6(C)(1); (v) after giving effect to the sale or other disposition of the assets included within the Asset Disposition and the repayment of Indebtedness with the proceeds thereof, the Borrower is in compliance on a pro forma basis with the covenants set forth in
Article VI recomputed for the most recently ended month for which information is available and is in compliance with all other terms and conditions contained in this Agreement; and (vi) no Default or Event of Default exists or shall result from such sale or other disposition.

         (B) Subsidiary Capital Stock. The Borrower will not, and will not permit any of its Subsidiaries, directly or indirectly, to sell, assign, pledge or otherwise encumber or dispose of any Securities of any Subsidiary of the Borrower.

7.8      RESTRICTION ON LEASES

         The Borrower will not, and will not permit any of its Subsidiaries to, become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any Operating Lease or Real Property Lease other than (a) the Operating Leases described in Schedule
4.6 hereto; (b) intercompany leases between the Borrower and its Subsidiaries;
(c) additional Operating Leases provided that the aggregate additional annual rentals required to be paid by the Borrower and its

Subsidiaries under all Operating Leases shall not exceed $200,000 per Fiscal Year; and (d) additional Real Property Leases provided that aggregate annual rentals required to be paid by the Borrower and its Subsidiaries under all Real Property Leases shall not exceed the Real Property Rental Limit.

7.9      SALES AND LEASE-BACKS

         The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease of any property whether real or personal or mixed or whether now owned or hereafter acquired which the Borrower or any of its Subsidiaries has sold or transferred, or intends to sell or transfer, to any other Person.

7.10     TRANSACTIONS WITH AFFILIATES

         The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower or with any director, officer or employee of any Loan Party, except (a) as set forth on Schedule 7.10 or (b) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Borrower or any of its Subsidiaries and upon fair and reasonable terms which are fully disclosed to the Agent and the Lenders and are no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate of the Borrower. Notwithstanding the foregoing, no payments may be made with respect to any items set forth on Schedule 7.10 upon the occurrence and during the continuation of a Default or Event of Default.

7.11     MANAGEMENT FEES AND COMPENSATION

         (A) Management Fees. The Borrower will not, and will not permit any other Loan Party or any of their respective Subsidiaries to, pay any management, consulting or similar fees to any Affiliate of the Borrower or to any director, officer or employee of any Loan Party except as set forth on Schedule 7.11(A).

         (B) Compensation. The Borrower will not, and will not permit any of its Subsidiaries to, make payments of salary or bonus or otherwise provide compensation (including benefits) to its principal executive officers or employees which are in excess of those customarily paid in the industry in which the Borrower and its Subsidiaries is engaged, and in no event will the Borrower or any of its Subsidiaries pay any bonus to any officer, director or employee whose total compensation, including such bonus is in excess of $175,000 unless such bonus has been approved by the Board of Directors of the Borrower. Further, the Borrower shall not increase the aggregate compensation of R. Steven Bostic by in excess of 10% per Fiscal Year unless such increase is approved by a majority of the disinterested members of the Board of Directors.

7.12     ENVIRONMENTAL LIABILITIES

         The Borrower will not, and will not permit any Subsidiary to: (a) violate any applicable Environmental Law in any material respect; or (b) dispose of any Hazardous Materials into or onto or (except in accordance with applicable law) from, any real property owned, leased or operated by any Loan Party; or (c) permit any Lien imposed pursuant to any Environmental Law to be imposed or to remain on any real property owned, leased or operated by any Loan Party.

7.13     CONDUCT OF BUSINESS

         From and after the Closing Date, the Borrower will not, and will not permit any of its Subsidiaries to, engage in any business other than the Business.

7.14     FISCAL YEAR

         Except as contemplated by Section 5.13, neither the Borrower nor any Subsidiary of the Borrower shall change its Fiscal Year.

7.15     COMPLIANCE WITH ERISA

         Neither the Borrower nor any Subsidiary of the Borrower shall:

         (A) permit the occurrence of any ERISA Termination Event which would result in a liability to any Loan Party or ERISA Affiliate in excess of $100,000;

         (B) permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities by more than $100,000;

         (C) permit any accumulated funding deficiency in excess of $100,000 (as defined in Section 302 of ERISA and Section 412 of the IRC) with respect to any Pension Plan, whether or not waived;

         (D) fail to make any contribution or payment to any Multiemployer Plan which any Loan Party or ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto which results in or is likely to result in a liability in excess of $100,000;

         (E) engage, or permit any Loan Party or ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Section 4975 of the IRC for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the IRC in excess of $100,000 is imposed;

         (F) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to any Loan Party or ERISA Affiliate or increase the obligation of any Loan Party or ERISA Affiliate to a Multiemployer Plan which liability or increase, individually or together with all similar liabilities and increases, is material to any Loan Party or ERISA Affiliate; or

         (G) fail, or permit any Loan Party or ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof.

7.16     PRESS RELEASE: PUBLIC OFFERING MATERIALS

         The Borrower will not, and will not permit any Loan Party to, disclose the name of the Agent or any Lender in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the Securities of any Loan Party, except as may be required by Applicable Law.

7.17     SUBSIDIARIES

         The Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire any new Subsidiary.

7.18     BANK ACCOUNTS

         The Borrower will not, and will not permit any of its Subsidiaries to, establish any new bank accounts other than with NationsBank or any Affiliate thereof. The Borrower shall, and shall cause its Subsidiaries, to close, as soon as practicable and in no event later than 120 days after the Closing Date, all deposits or other accounts maintained with Fidelity National Bank other than account number 3012674 relating to processing UK value added tax. The Borrower acknowledges that such a requirement is a legitimate and reasonable measure to preserve and protect the Agent's first-priority security interest in all accounts and general intangibles of the Borrower and its Subsidiaries and all proceeds thereof.

                                  ARTICLE VIII

                          DEFAULT, RIGHTS AND REMEDIES

8.1      EVENTS OF DEFAULT

         "Event of Default" shall mean the occurrence or existence of any one or more of the following:

         (A) Default in Payment. Failure to pay any installment of principal of any Loan when due, or to reimburse the Agent or any Lender for any payment made by the Agent or such Lender under or in respect of any Letter of Credit when due or failure to pay, within five Business Days after the due date, any interest on any Loan or any other amount due under this Agreement, or any of the other Loan Documents; or

         (B) Default in Other Agreements. (1) Failure of the Borrower or any of its Subsidiaries to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Loans) or any Contingent Obligations; (2) breach or default of the Borrower or any of its Subsidiaries with respect to any Indebtedness (other than the Loans) or any Contingent Obligations, if the effect of such failure to pay, default or breach is to cause, or to permit the holder or holders of such Indebtedness to cause, Indebtedness and Contingent Obligations having an individual principal amount in excess of $100,000 or having an aggregate principal amount in excess of $200,000 to become or be declared due prior to their stated maturity, whether or not such failure to pay, default or breach is waived by such holder or holders; or (3) breach or default by the Borrower of any of its Subsidiaries with respect to any Real Property Lease which results in, or with notice or the passage of time, or both, would result in, a termination of such Real Property Lease; or

         (C) Breach of Certain Provisions. Failure of the Borrower to perform or comply with any term or condition contained in Section 5.1 or 5.5(B) or contained in Article VI or Article VII; or

         (D) Breach of Warranty. Any representation, warranty, certification or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant or in connection with any Loan Document is false in any material respect on the date made; or

         (E) Other Defaults Under Loan Documents. The Borrower or any other Loan Party defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within thirty days after receipt by the Borrower of notice from the Agent or any Lender of such default (other than occurrences described in other provisions of this Section 8.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); or

         (F) Involuntary Bankruptcy; Appointment of Receiver; Etc. (1) A court enters a decree or order for relief with respect to the Borrower or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law within sixty days; or (2) the continuance of any of the following events for sixty days unless dismissed, bonded or discharged:
(a) an involuntary case is commenced against the Borrower or any of its Subsidiaries, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any of its Subsidiaries, or over all or a substantial part of its property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of the Borrower or any of its Subsidiaries, for all or a substantial part of the property of the Borrower or any such Subsidiary; or

         (G) Voluntary Bankruptcy; Appointment of Receiver; Etc. (1) An order for relief is entered with respect to the Borrower or any of its Subsidiaries, the Borrower or any of its Subsidiaries commences a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) the Borrower or any of its Subsidiaries makes any assignment for the benefit of creditors; or (3) the Board of Directors of the Borrower or any of its Subsidiaries adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 8.1(G); or

         (H) Governmental Liens. Any lien, levy or assessment is filed or recorded with respect to or otherwise imposed upon all or any part of the Collateral or the assets of the Borrower or any of its Subsidiaries by the United States or any department or instrumentality thereof or by any state, county, municipality or other governmental agency (other than Permitted Encumbrances) and such lien, levy or assessment is not stayed, vacated or discharged within thirty days; or

         (I) Judgments and Attachments. Any judgment, writ or warrant of attachment, or similar process (other than those described in Section 8.1(H)) involving (1) an amount in any individual case in excess of $250,000 or (2) an amount in the aggregate at any time in excess of $500,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against the Borrower or any of its Subsidiaries or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty days or in any event later than five days prior to the date of any proposed sale thereunder; or

         (J) Dissolution. Any order, judgment or decree is entered against the Borrower or any of its Subsidiaries decreeing the dissolution or split up of the Borrower or that Subsidiary and such order remains undischarged or unstayed for a period in excess of thirty days; or

         (K) Solvency. The Borrower or any Subsidiary ceases to be Solvent (as represented by the Borrower in Section 4.17) or admits in writing its present or prospective inability to pay its debts as they become due; or

         (L) Injunction. The Borrower or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than thirty days; or

         (M) ERISA - Pension Plans. (1) Any Loan Party or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the IRC, any Loan Party or any ERISA Affiliate is required to pay as contributions thereto and such failure results in or is likely to result in a Material Adverse Effect; or (2) an accumulated funding deficiency in excess of $100,000 occurs or exists, whether or not waived, with respect to any Pension Plan; or (3) an ERISA Termination Event occurs which results in or is likely to result in a Material Adverse Effect; or

         (N) ERISA - Multiemployer Plans. Any Loan Party or any ERISA Affiliate as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from such Multiemployer Plans and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $100,000; or

         (O) Invalidity of Loan Documents. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Loan Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

         (P) Damage; Strike; Casualty. Any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than thirty consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities at any facility of the Borrower or any of its Subsidiaries if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or

         (Q) Licenses and Permits. The loss, suspension or revocation of, or failure to renew, any approval, consent, license or permit of any Governmental Approval or accrediting body now held or hereafter acquired by the Borrower or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could have a Material Adverse Effect; or

         (R) Failure of Security. The Agent does not have or ceases to have a valid and perfected first priority security interest in the Collateral (subject to Permitted Encumbrances), in each case, for any reason other than the failure of the Agent or the Lender to take any action within its control; or

         (S) Change in Control. (1) R. Steven Bostic and/or any Related Party or Related Parties thereto shall fail or cease to own and control directly at least 75% of the issued and outstanding Voting Stock of the Borrower; provided, however, that in the event of an Initial Public Offering of Class A Common Stock of the Borrower, such required percentage of ownership shall be reduced from 75% to 30%; and/or (2) the Borrower shall cease to own and control all of the issued and outstanding Securities of International; and/or (3) International shall cease to own and control directly all of the issued and outstanding Securities of AEC, ACIL and Systems; and/or (4) AEC shall cease to own and control at least 85% of the Voting Stock of AEMEC.

         (T) Change in Management. The failure at any time for any reason of R. Steven Bostic to serve on a full-time basis as the chief executive officer of the Borrower and its Subsidiaries; it being understood and acknowledged by the parties hereto that an integral factor in the decision of the Lender to extend credit to the Borrower is the perceived management skill and expertise of said Person.

         (U) Indemnification Claim. The assertion by International of a claim for indemnification under the Purchase Agreement in excess of $100,000 and the failure of the Sellers (as defined in the Purchase Agreement) for whatever reason to pay or reimburse International for such claim.

8.2      SUSPENSION OF COMMITMENTS

         Upon the occurrence of any Default or Event of Default, the Agent or the Lenders, without notice or demand, may immediately cease making additional Loans and issuing the Letters of Credit and the Commitments shall be suspended; provided, however, that, in the case of a Default, if the subject condition or event is waived, cured or removed by the Requisite Lenders within any applicable grace or cure period, the Commitments shall be reinstated.

8.3      ACCELERATION; TERMINATION OF FACILITIES

         (A) Automatic. Upon the occurrence of an Event of Default specified in Sections 8.1(F) or 8.1(G), (a)(i) the principal of, and the accrued interest on, the Loans and the Notes at the time outstanding, (ii) an amount equal to the Lender Guaranty Liability outstanding as of the date of the occurrence of the Event of Default and (iii) all of the other Obligations of the Borrower, including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Loan Documents shall become automatically due and payable by the Borrower without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower and (b) the credit facility established hereby and the obligation of the Lenders to make Loans hereunder, and the obligation of the Agent to issue the Letters of Credit hereunder shall immediately and automatically terminate.

         (B) Optional. If any other Event of Default shall have occurred and be continuing, the Requisite Lenders may direct the Agent, and the Agent if so directed shall: (a) declare (i) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding, (ii) an amount equal to the Lender Guaranty Liability outstanding as of the date of the occurrence of the Event of Default and (iii) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Loan Documents, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower, and (b) terminate the credit facility established hereby and the obligation of the Lenders to make Loans hereunder and the obligation of the Agent to issue Letters of Credit hereunder.

8.4      LOAN DOCUMENTS

         Upon the occurrence and continuation of an Event of Default, the Requisite Lenders may direct the Agent to, and, subject to the terms hereof, the Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

8.5      APPLICABLE LAW

         Upon the occurrence and continuation of an Event of Default, the Agent may, at the direction of the Requisite Lenders, exercise all other rights and remedies it may have under any Applicable Law.

8.6      APPOINTMENT OF RECEIVER

         Upon the occurrence and continuation of an Event of Default, to the extent permitted by Applicable Law, the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Borrower and its Subsidiaries, without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the assets and/or the business operations of the Borrower and its Subsidiaries and to exercise such power as the court shall confer upon such receiver.

8.7      PERFORMANCE BY THE AGENT

         If the Borrower or any Subsidiary shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Agent may perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount reasonably expended by the Agent in such performance or attempted performance to the Agent, together with interest thereon at the rate of interest in effect upon the occurrence of an Event of Default as specified in Section 2.2(A) from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that the Agent shall not have any liability or responsibility for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

8.8      RIGHTS CUMULATIVE

         The rights and remedies of the Agent and the Lenders under this Agreement, the Notes and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which it would otherwise have under Applicable Law. In exercising its rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

         If at any time after acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Loans and other Obligations due and payable solely by virtue of acceleration) shall be remedied or waived, then by written notice to the Borrower, the Requisite Lenders may elect, in the sole discretion of such the Requisite Lenders, to rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Default or Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are satisfied.


                                   ARTICLE IX

                          ASSIGNMENT AND PARTICIPATION

9.1      ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND NOTES

         (A) NationsBank May Assign. Subject to the provisions of the following paragraph, NationsBank may assign its rights and delegate its obligations under this Agreement and further may assign, or sell participations in, all or any part of its Loans, its Commitments or any other interest herein or in its Notes to any Eligible Person.

         (B) Each Lender May Assign. Each Lender may assign its rights and delegate its obligations under this Agreement to any Eligible Person; provided, however, that (a) such Lender shall first obtain the written consent of NationsBank and the Borrower, such consent not to be unreasonably withheld, (b) the amount of Commitments and Loans of the assigning Lender being assigned shall in no event be less than the lesser of (i) $5,000,000 or (ii) the entire amount of Commitments and Loans of such assigning Lender and (c) as a condition to the effectiveness of such assignment, the Borrower shall have complied with its obligations under the last sentence of
Section 2.1(E). In the case of an assignment authorized under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitment or assigned portion thereof. The Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of the Borrower to the assignee and that the assignee shall be considered to be a "the Lender".

         (C) Participations. Each Lender may sell participations in all or any part of any Loans made by it to another Person; provided, however, that any such participation shall be in a minimum amount of $5,000,000; and, provided, further, that all amounts payable by the Borrower hereunder shall be determined as if the Lender had not sold such participation and the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly effecting (a) any reduction in the principal amount, interest rate or fees payable with respect to any Loan in which such holder participates; (b) any extension of the Revolving Termination Date or the maturity date of the Term Loan or the date fixed for any payment of interest or fees payable with respect to any Loan in which such holder participates; and (c) any release of substantially all of the Collateral (other than in accordance with the terms of this Agreement or the Security Documents).

         (D) No Relief From Obligations. Except as otherwise provided in this
Section 9.1, no Lender shall, as between the Borrower and that the Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender. Each the Lender may furnish any information concerning the Borrower and its Subsidiaries in the possession of that the Lender from time to time to assignees and participants (including prospective assignees and participants), subject to, and such Person agrees to be bound by, the provisions of Section 10.8.

         (E) Notice to the Borrower. The Agent shall provide the Borrower with written notice of the name and address of any new Lender after the date hereof.

9.2      NATIONSBANK AS THE AGENT

         In performing its functions and duties as the Agent under this Agreement, NationsBank shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower or any Loan Party. With respect to its Commitments, the Loans made by it, and the Notes issued to it, NationsBank shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "the Lenders" or "The Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include NationsBank in its individual capacity as a Lender or one of the Requisite Lenders. NationsBank may lend money to, and generally engage in any kind of banking, trust or other business with any Loan party as if it were not acting as the Agent pursuant hereto.

9.3      SET OFF AND SHARING OF PAYMENTS

         In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any Note is hereby authorized by the Borrower at any time or from time to time, with reasonably prompt subsequent notice to the Borrower or to any other Person (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by such Lender or such holder at any of its offices for the account of the Borrower or any of its Subsidiaries (regardless of whether such balances are then due to the Borrower or its Subsidiaries including all deposits, whether general or special, and matured or unmatured certificates of deposit), and (B) other property at any time held or owing by such Lender or such holder to or for the credit or for the account of the Borrower or any of its Subsidiaries, against and on account of any of the Obligations which are not paid when due; except that no Lender or any such holder shall exercise any such right without the prior written consent of the Agent. Any Lender or holder of any Note having a right to set off shall, to the extent the amount of any such set off exceeds its Pro Rata Share of the Obligations, purchase for cash (and the other Lenders or holders shall sell) participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share such excess with each other Lender or holder in accordance with their respective Pro Rata Shares. The Borrower agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such excess to other Lenders and holders, and (b) any Lender or holder so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of Loans and other Obligations in the amount of such participation.

9.4      DISBURSEMENT OF FUNDS

         The Agent may, on behalf of the Lenders, disburse funds to the Borrower for Loans requested. Each Lender shall reimburse the Agent on demand for all funds disbursed on its behalf by the Agent, or if the Agent so requests, each Lender will remit to the Agent its Pro Rata Share of any Loan before the Agent disburses same to the Borrower. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon the Agent's demand, the Agent shall promptly notify the Borrower, and the Borrower shall immediately repay such amount to the Agent. Any repayment required pursuant to this

Section 9.4 shall be without premium or penalty. Nothing in this Section 9.4 or elsewhere in this Agreement or the other Loan Documents shall be deemed to require the Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

                                    ARTICLE X

                                  MISCELLANEOUS

10.1     NOTICES

         Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:

         If to the Borrower:

         E Holdings, Inc.
         One Buckhead Plaza, Suite 1420
         3060 Peachtree Road, Northwest
         Atlanta, Georgia 30305
         Attention:  Mr. R. Steven Bostic
         Telecopy Number:   (404) 264-8949
         Telephone Number:  (404) 264-8940

         with a copy to:

         Smith, Gambrell & Russell
         Atlanta Financial Center, Suite 1800
         3343 Peachtree Road, Northeast
         Atlanta, Georgia 30326-1010
         Attention:  Arthur Jay Schwartz, Esq.
         Telecopy Number:   (404) 264-2652
         Telephone Number:  (404) 264-2620

         If to NationsBank:

         NationsBank, N.A. (South)
         600 Peachtree Street, Suite 1100
         Atlanta, Georgia 30308
         Attention: Ms. Julie Iarossi Davis - Private Client Group
         Telecopy Number:   (404) 607-6336
         Telephone Number:  (404) 607-4182
         with a copy to:

         Alston & Bird
         1201 West Peachtree Street
         Atlanta, Georgia 30309-3424
         Attention:  Richard W. Grice, Esq.
         Telecopy number:   (404) 881-7777
         Telephone number:  (404) 881-7576

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section. All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered. Notwithstanding the immediately preceding sentence, all notices or communications to the Agent under Article II shall be effective only when actually received. The Agent shall not incur any liability to the Borrower for acting upon any telephonic notice referred to in this Agreement which the Agent believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith under hereunder.

10.2     EXPENSES

         The Borrower will pay all present and future reasonable expenses of the Agent in connection with the negotiation, preparation, execution, delivery and administration of this Agreement, the Notes and each of the other Loan Documents, whenever the same shall be executed and delivered, including appraisers' fees, search fees, recording fees and the fees and disbursements of each special and local counsel retained by the Agent.

Further, the Borrower shall pay all future costs and expenses of the Agent and each Lender in connection with:

         (A) the negotiation, preparation, execution and delivery of any waiver, amendment or consent by the Agent and the Lenders relating to this Agreement, the Notes or any of the other Loan Documents; provided, however, that so long as no Event of Default has occurred and is continuing, the Borrower shall be obligated to pay only the fees and disbursements of the Agent in connection with the execution and delivery of an amendment to the Loan Documents (other than an amendment, the purpose of which is to waive or avoid an Event of Default);

         (B) any restructuring, refinancing or "workout" of the transactions contemplated by this Agreement, the Notes and the other Loan Documents, or any material amendment to the terms of this Agreement or any other Loan Document, including the reasonable fees and disbursements of counsel to the Agent and each Lender actually incurred;

         (C) consulting with one or more Persons engaged by the Agent, including appraisers, accountants and lawyers, concerning or related to the servicing of this

Agreement or the nature, scope or value of any right or remedy of the Agent hereunder, under the Notes or under any of the other Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the fees and disbursements of such Persons; provided, however, so long as no Event of Default has occurred and is continuing, that the Borrower shall be obligated to pay only the fees and disbursements of counsel to the Agent in connection with the foregoing;

         (D) the collection or enforcement of the obligations of the Borrower or any Loan Party under this Agreement, the Notes or any other Loan Document including the reasonable fees and disbursements of counsel to the Agent and each Lender actually incurred if such collection or enforcement is done by, through or with the assistance of an attorney;

         (E) prosecuting or defending any claim in any way arising out of, related to, or connected with this Agreement, the Notes or any of the other Loan Documents, which expenses shall include the fees and disbursements of counsel to the Agent or any Lender actually incurred and of experts and other consultants retained by the Agent or any Lender;

         (F) the exercise by the Agent or any Lender of any right or remedy granted to it under this Agreement, the Notes or any of the other Loan Documents including the reasonable fees and disbursements of counsel to the Agent or any Lender actually incurred if such exercise is done by, through or with the assistance of any attorney; and

         (G) gaining possession of, maintaining, handling, preserving, storing, shipping, appraising, selling, preparing for sale and advertising to sell any Collateral, whether or not a sale is consummated.

10.3     STAMP, INTANGIBLE AND RECORDING TAXES

         The Borrower will pay any and all stamp, intangible, registration, recordation and similar taxes, fees or charges and shall indemnify the Agent and each Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, recording, performance or enforcement of this Agreement, the Notes and any of the other Loan Documents or the perfection of any rights or Liens thereunder.

10.4     LITIGATION; JURISDICTION; OTHER MATTERS; WAIVERS

         (A) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN THE BORROWER AND THE LENDER WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH

OF THE AGENT, THE LENDERS AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT OR IN CONNECTION WITH ANY COLLATERAL OR ANY LIEN OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN THE BORROWER, THE AGENT AND EACH LENDER OF ANY KIND OR NATURE.

         (B) EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE NORTHERN DISTRICT OF GEORGIA OR, AT THE OPTION OF THE AGENT, ANY STATE COURT LOCATED IN FULTON COUNTY, GEORGIA SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWER AND THE LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS AND LETTERS OF CREDIT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM OR THE COLLATERAL. EACH OF THE BORROWER, THE AGENT AND THE LENDERS EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS.

         (C) EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.

         (D) THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE LENDER OR THE ENFORCEMENT BY THE LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

         (E) THE BORROWER AGREES THAT ALL OF ITS PAYMENT OBLIGATIONS HEREUNDER SHALL BE ABSOLUTE, UNCONDITIONAL AND, FOR THE PURPOSES OF MAKING PAYMENTS HEREUNDER, THE BORROWER HEREBY WAIVES ANY RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM.

         (F) THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS AGREEMENT.

10.5     SUCCESSORS AND ASSIGNS

         (A) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Agent and all Lenders.

         (B) A Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an affiliate of such Lender, except to the extent such transfer would result in increased costs to the Borrower.

         (C) A Lender may assign and pledge all or any portion of the Loans and the Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, and such Loans and Notes shall be fully transferable as provided therein. No such assignment shall release such Lender from its obligations hereunder.

10.6     AMENDMENTS

         Any consent or approval required or permitted by this Agreement or in any Loan Document to be given by the Lenders may be given, and any term of this Agreement or of any other Loan Document may be amended, and the performance or observance by the Borrower or any Loan Party or Subsidiary of any terms of this Agreement or such other Loan Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (and, in the case of an amendment to any Loan Document, the written consent of the Borrower). Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by all of the Lenders, do any of the following: (i) increase the Commitments of the Lenders or subject the Lenders to any additional obligations; (ii) reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, any Loans or other Obligations; (iii) reduce the amount of any fees payable hereunder; (iv) postpone any date fixed to any payment of any principal of, interest on, or fees with respect to, any Loans or any other Obligations; (v) change the minimum requirement necessary for the Lenders or Requisite Lenders to take action hereunder; or (vi) amend this Section 10.6 or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section 10.6. Further, no amendment, waiver or consent unless in writing and signed by the Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Agent under this Agreement or any of the other Loan Documents. Further, no Collateral shall be released or disposed of by the Agent unless all of the Lenders so direct the Agent or unless released or disposed of as permitted by, and in accordance with, Section 7.7. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of any Lender or the Agent in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

10.7     NONLIABILITY OF THE LENDERS/THE AGENT

         The relationship between the Borrower and the Lenders shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

10.8     CONFIDENTIALITY

         Except as otherwise provided by Applicable Law, each Lender shall utilize all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential or proprietary by the Borrower in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to any of its affiliates (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (b) as reasonably required by any bona fide Participant or other transferee in connection with the contemplated transfer of the Commitment or participations therein as permitted hereunder (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (c) as required by any Governmental Authority or representative thereof or pursuant to legal process; (d) to the Lender's independent auditors and other professional advisors (provided they shall agree to keep such information confidential in accordance with the terms of this Section); and (e) after the happening and during the continuance of an Event of Default, to any other Person, in connection with the exercise by the Lender of rights hereunder or under any of the other Loan Documents.

10.9     INDEMNIFICATION

         (A) The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Agent and each Lender and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an "Indemnified Party") from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel actually incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith) (the foregoing items referred to herein as "Claims and Expenses") incurred by an Indemnified Party arising out of or by reason of any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an "Indemnity Proceeding") which arise out of, or are in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans or issuance of Letters of Credit hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans or Letters of Credit; (iv) the Agent and the Lenders entering into this Agreement; (v) the fact that the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Borrower and the Subsidiaries; (vii) the fact that the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Borrower and the Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Agent or any Lender may have under this Agreement or the other Loan Documents including, but not limited to, the foreclosure upon, or seizure of, any Collateral or the exercise of any other rights of a secured party; (ix) any violation or non-compliance by the Borrower or any Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (a) the Internal Revenue Service or state taxing authority or (b) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower or its Subsidiaries (or its respective properties) (or any Lender or the Agent as successor to the Borrower) to be in compliance with such Environmental Laws; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party in connection with matters described in this Section 10.9 that constitute gross negligence or willful misconduct.

         (B) This indemnification shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this connection, this indemnification shall cover all costs and expenses of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Borrower or any Subsidiary, any shareholder of the Borrower or any Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Borrower), any account debtor of the Borrower or any Subsidiary or by any Governmental Authority.

         (C) This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Borrower and/or any Subsidiary.

         (D) All out-of-pocket fees and expenses of, and all amounts paid to third-persons by, an Indemnified Party shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.

         (E) An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnified Proceeding covered by this Section and, as provided above, all costs and expenses incurred by the Indemnified Party shall be reimbursed by the Borrower. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnified Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that (i) if the Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnified Proceeding and (iii) no Event of Default has occurred and is continuing, such Indemnified Party shall not settle or compromise any such Indemnified Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed).

         (F) If and to the extent that the obligations of the Borrower hereunder are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

         (G) The Borrower's obligations hereunder shall survive any termination of this Agreement and the other Loan Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of their obligations set forth in this Agreement or any other Loan Document to which it is a party.

10.10    SURVIVAL

         Notwithstanding any termination of this Agreement, or of the other Loan Documents, the indemnities to which the Lender is entitled under the provisions of Sections 10.9 and any other provision of this Agreement and the other Loan Documents, and the waivers of jury trial and submission to jurisdictions contained in Section 10.4, shall continue in full force and effect and shall protect the Lender against events arising after such termination as well as before.

10.11    TITLES AND CAPTIONS

         Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

10.12    SEVERABILITY OF PROVISIONS

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

10.13    GOVERNING LAW

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.

10.14    COUNTERPARTS

         This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

10.15    OBLIGATIONS WITH RESPECT TO LOAN PARTIES

         The obligations of the Borrower to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense the Borrower may have that the Borrower does not control such Loan Parties.

10.16    RETENTION OF THE BORROWER'S DOCUMENTS

         The Agent and each Lender may, in accordance with such Person's customary practices, destroy or otherwise dispose of all documents, schedules, invoices or other papers, delivered by any Loan Party to the Lender unless the Borrower requests in writing that same be returned. Upon the Borrower's request and at the Borrower's expense, such Person shall return such papers when the Lender's actual or anticipated need for same has terminated.

10.17    MARSHALING; PAYMENTS SET ASIDE

         Neither the Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to a Lender, or a Lender enforces its security interest or exercises its right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

10.18    INDEPENDENCE OF COVENANTS

         All covenants hereunder shall have an independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.


10.19    INDEPENDENT NATURE OF THE LENDERS' RIGHTS

         Nothing contained in any Loan Document and no action taken by the Agent or any Lender or the Borrower or any Loan Party pursuant hereto or thereto shall be deemed to constitute the Agent or any Lender and/or any Loan Party to be a partnership, an association, a joint venture or any other kind of entity.

10.20    NO FIDUCIARY RELATIONSHIP

         No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty owing by the Agent or any Lender to the Borrower or any other Loan Party.


10.21    LIMITATION OF LIABILITY

         Neither the Agent nor any Lender, nor any affiliate, officer, director, employee, attorney, or agent of the Agent or any Lender shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases, and agrees not to sue the Lender or any of the Lender's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or financed hereby.

10.22    NO DUTY

         All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Agent or any Lender shall have the right to act exclusively in the interest of such Person and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower or any of the Borrower's shareholders or any other Person.


10.23    ENTIRE AGREEMENT

         This Agreement, the Notes, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

10.24    CONSTRUCTION

         The Borrower and the Agent and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and the Borrower waives any right to assert that this Agreement and the Loan Documents should be construed against the Agent and the Lenders because they drafted such documents.

10.25    EDGAR FILINGS

         The Agent and the Lenders agree to provide to the Borrower, or to cause to be provided to the Borrower, a copy of the final forms of this Agreement and the other Loan Documents on a diskette or other machine readable format reasonably requested by the Borrower for purposes of enabling the Borrower (or any direct or indirect Subsidiary of the Borrower that is required to file periodic reports under the Securities Exchange Act of 1934 or any other applicable federal or state securities laws) to comply with any requirement under applicable federal or state securities laws that this Agreement or the other Loan Documents be filed as exhibits or otherwise in a machine readable format, including, without limitation, filings required to be made via the EDGAR electronic filing system.



                         [SIGNATURES ON FOLLOWING PAGES]

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

                                     BORROWER:

                                     E HOLDINGS, INC.


                                     By: /s/ S. Bostic
                                         ---------------------------------
                                         Name:  Steve Bostic
                                                --------------------------
                                         Title: Chairman
                                                --------------------------



                                     AGENT AND LENDER:

Revolving Loan Commitment:           NATIONSBANK, N.A. (SOUTH),
$2,500,000                                as the Agent and the Lender
Pro Rata Share:  100%

Term Loan Commitment:                By: Julie Iarossi Danis
$21,000,000                             -----------------------------------
Pro Rata Share:  100%                   Name:  Julie Iarossi Danis
                                               ----------------------------
L.A. Term Loan:                         Title: Vice President
$500,000                                       ----------------------------
Pro Rata Share:  100%

Pro Rata Share of Letters of Credit:  100%

                                 EXHIBIT 1.1(A)

                         FORM OF COMPLIANCE CERTIFICATE


                                     [date]


NationsBank, N.A. (South)
600 Peachtree Street, Suite 1100
Atlanta, Georgia  30308
Attention:  Ms. Julie Iarossi Davis -
                 Private Credit Group

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement dated as of _____________, 1996 (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein, and not otherwise defined herein, shall have their respective defined meanings as set forth in the Credit Agreement) by and between E Holdings, Inc. (the "Borrower") and NationsBank, N.A. (South), as a Lender (in such capacity, the "Lender") and as Agent (in such capacity, the "Agent").

         Pursuant to Section 5.1(C) of the Credit Agreement, the undersigned hereby certifies to the Agent as follows:

         (1) The undersigned is the [Chief Executive Officer/Chief Financial Officer] of the Borrower.

         (2) The undersigned has examined the books and records of the Borrower and has conducted such other examinations and investigations as are reasonably necessary to provide this Compliance Certificate.

         (3) No Default or Event of Default has occurred and is continuing.

         The undersigned hereby further certifies to the Agent that the following financial information of the Borrower is true and correct as of the date hereof:


I.   CAPITAL EXPENDITURES -- FOR YEAR-END COMPLIANCE
     CERTIFICATE ONLY

     A.  Capital Expenditures made since [Closing Date - for          $
     '96] [January 1, 199_ - for each year thereafter]                 ---------------------







                                    1.1(A)-1


     B.  Maximum Capital Expenditures Limit (ss.6.1)                  $
                                                                       --------------
     C.  Default                                                          Yes/    No
                                                                      ----    ----
II.    TOTAL LIABILITIES TO NET WORTH (SS.6.2)

     A.  Consolidated Total Liabilities                               $
                                                                       --------------
     B.  Principal Amount of Subordinated Debt Outstanding            [$7,000,000.00]

     C.  (A) minus (B)                                                $
                                                                       --------------
     D.  Consolidated Net Worth                                       $
                                                                       --------------
     E.  Principal Amount of Subordinated Debt Outstanding            [$7,000,000.00]
     (same as (B))

     F.  (D) minus (E)                                                $
                                                                       --------------
     G.  Ratio of (C) to (F)                                               :
                                                                      ----- -----
     H.  Maximum Ratio (ss.6.3)                                            :
                                                                      ----- -----
     I.  Default?                                                       Yes/      No
                                                                      ----    ----
III.   TOTAL CAPITALIZATION (SS.6.3)

     A.  Consolidated Net Worth                                       $
                                                                       -------------
     B.  Principal Amount of Subordinated Debt Outstanding            [$7,000,000.00]

     C.  (A) plus (B)                                                 $
                                                                       -------------
     D.  Minimum Total Capitalization (ss.6.3)                        $
                                                                       -------------
     E.  Default?                                                         Yes/    No
                                                                      ----    ----
IV.    DEBT SERVICE COVERAGE RATIO (SS.6.4) -- FOR YEAR-END
       COMPLIANCE CERTIFICATE ONLY

     A.  Consolidated Net Income for Four-Quarter Period              $
                                                                       -------------
     B.  Consolidated Interest Expense for Four-Quarter Period        $
                                                                       -------------



                                    1.1(A)-2

     C.  Amortization for Four-Quarter Period (to extent              $
     deducted from Consolidated Net Income)                            --------------

     D.  Depreciation for Four-Quarter Period (to extent              $
     deducted from Consolidated Net Income)                            --------------

     E.  (A) plus (B) plus (C) plus (D) ("EBIDA")                     $
                                                                       --------------
     F.  Consolidated Current Maturities for next four quarters       $
                                                                       --------------
     G.  Consolidated Interest Expenses for Four-Quarter Period       $
     (same as (B))                                                     --------------

     H.  Restricted Payments (dividends, redemptions, debt            $
     prepayments, etc.) paid or declared during Four-Quarter           --------------
     Period

     I.  (F) plus (G) plus (H)                                        $
                                                                       --------------
     J.  Ratio of (E) to (I)                                               :
                                                                      ----- -----
     K.  Minimum Ratio (ss.6.4)                                            :
                                                                      ----- -----

     L.  Default?                                                         Yes/    No
                                                                      ----    ----
   V.    INTEREST COVERAGE RATIO -- FOR YEAR-END
         COMPLIANCE CERTIFICATE ONLY

     A.  Item IV(E) above                                             $
                                                                       -------------
     B.  Item IV(B) above                                             $
                                                                       -------------
     C.  Ratio of (A) to (B)                                               :
                                                                      ----- -----
     D.  Minimum Ratio (ss.6.5)                                            :
                                                                      ----- -----

     E.  Default?                                                         Yes/    No
                                                                      ----    ----
   VI.   ENROLLMENT (SS.6.7) -- FALL, WINTER AND SPRING
         QUARTERS ONLY

     A.  Total Enrollment (excluding Dubai) as of end of most
     recent quarter student withdrawal period                         --------------




                                    1.1(A)-3

     B.  Total Enrollment For Same Quarter One Year Ago
                                                                      --------------
     C.  Percentage Decline (if any)                                       %
                                                                      -----
     D.  Percentage Enrollment Decline (if any) for immediately            %
     preceding Academic Quarter                                       -----

     E.  Do each of (C) and (D) exceed 7%?                                Yes - Default
                                                                      ---
                                                                          No
                                                                      ---
VII.  GOVERNMENT DEFAULT RATE (SS.6.8) -- FOR YEAR-END
      COMPLIANCE CERTIFICATE ONLY

     A.  Current Cohort Default Rate                                       %
                                                                      -----
     B.  Maximum Default Rate                                         20%

     C.  Default?                                                         Yes/    No
                                                                      ----    ----
VIII. INDEBTEDNESS (SS.7.1(G))

     A.  Purchase Money/Capital Leases Incurred During                $
     Current Fiscal Year                                               -------------

     B.  Maximum Permitted                                            [$300,000.00]

     C.  Default?                                                         Yes/    No
                                                                      ----    ----
IX.   DISPOSITIONS OF ASSETS (SS.7.7)

     A.  Aggregate Net Proceeds of Asset Dispositions During          $
     Fiscal Year                                                       -------------

     B.  Maximum Permitted (ss.7.7)                                   $
                                                                       -------------
     C.  Net Proceeds Applied to Term Loan                            $
                                                                       -------------

     D.  Default?                                                         Yes/    No
                                                                      ----    ----
X.    OPERATING LEASES

     A.  Aggregate Rent During Fiscal Year of all Non-Real            $
     Property Operating Leases                                         -------------


                                    1.1(A)-4

      B.  Maximum Permitted                                            $200,000.00

      C.  Default?                                                         Yes     No
                                                                       ----    ----



         Reference should be made to the actual Credit Agreement for covenant interpretation and compliance.

         IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.



                                             By:
                                                 -----------------------------
                                                 Title:
                                                        ----------------------



















                                    1.1(A)-5

                                 EXHIBIT 1.1(B)

                           FORM OF NOTICE OF BORROWING


                                     [date]


NationsBank, N.A. (South)
600 Peachtree Street, Suite 1100
Atlanta, Georgia  30308
Attention:  Ms. Julie Iarossi Davis -
                 Private Credit Group

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement dated as of October 8, 1996 (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein, and not otherwise defined herein, shall have their respective defined meanings as set forth in the Credit Agreement) by and between E Holdings, Inc. (the "Borrower") and NationsBank, N.A. (South), as a Lender (in such capacity, the "Lender") and as Agent (in such capacity, the "Agent").

         Pursuant to Section 2.1(B) and (D) of the Credit Agreement, the Borrower hereby requests that the Lender make a [Revolving Loan] [a portion of the LA Loan] in an amount equal to $_____________ to the Borrower.

         The Borrower requests that the [Revolving Loan] [such portion] be made available to the Borrower on __________, _____ [enter date].

         The Agent is instructed to make the proceeds of such [Revolving Loan] [such portion] available to the Borrower at
_____________________________________.

         The Borrower hereby further certifies that (i) as of the date hereof,
(ii) as of the date of the requested advance, and (iii) after giving effect to the Revolving Loan [the borrowing of such portion of the LA Loan] requested hereby:

                  (a) No Event of Default or Default has occurred and is continuing;

                  (b) No Material Adverse Change with respect to the Borrower and its Subsidiaries, taken as a whole, has occurred since the date of the Credit Agreement;

                  (c)      The representations and warranties set forth in
Article IV of the Credit Agreement remain true and correct on and as of the date hereof except to the extent that either: (i) such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date), (ii) an event or condition has occurred that would render such representations or warranties untrue but that is expressly permitted by the terms of the Credit Agreement, or (iii) an event or condition has occurred that would render such representations or warranties untrue but that has been previously disclosed in writing to the Lenders and does not constitute, or would not reasonably foreseeably constitute, a Material Adverse Change;

                  (d) There is no pending or threatened suit, cause of action or proceeding against the Borrower or any Subsidiary thereof that, individually or in the aggregate, could reasonably have a Material Adverse Effect; or

                  (e) The use of the proceeds of such extension of credit shall not violate any Applicable Law applicable to or binding upon the Borrower or any provision of the Credit Agreement.

         If notice of this Borrowing has been given previously by telephone, then this notice should be considered a written confirmation of such telephone notice as required by Sections 2.1(D) and 10.1 of the Credit Agreement.


                                            E HOLDINGS, INC.



                                            By:
                                                -------------------------------
                                                 Title:
                                                       ------------------------









                                    1.1(B)-2

                                 EXHIBIT 1.1(C)

                   FORM OF NOTICE OF LETTER OF CREDIT ISSUANCE


                                     [date]


NationsBank, N.A. (South)
600 Peachtree Street, Suite 1100
Atlanta, Georgia  30308
Attention:  Ms. Julie Iarossi Davis -
                 Private Credit Group

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement dated as of October 8, 1996 (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein, and not otherwise defined herein, shall have their respective defined meanings as set forth in the Credit Agreement) by and between E Holdings, Inc. (the "Borrower") and NationsBank, N.A. (South), as a Lender (in such capacity, the "Lender") and as Agent (in such capacity, the "Agent").

         Pursuant to Section 2.1(C) of the Credit Agreement, the Borrower hereby requests that the Lender issue a Letter of Credit in an amount equal to $_____________ for the benefit of ___________________ (the "Beneficiary") for the purpose of ________________________________.

         The Borrower requests that the Letter of Credit be made available to the Beneficiary on __________, _____ [enter date].

         The Borrower hereby further certifies that (i) as of the date hereof,
(ii) as of the date of the requested Letter of Credit, and (iii) after giving effect to the Letter of Credit requested hereby:

                  (a) No Event of Default or Default has occurred and is continuing;

                  (b) No Material Adverse Change with respect to the Borrower and its Subsidiaries, taken as a whole, has occurred since the date of the Credit Agreement;

                  (c)      The representations and warranties set forth in
Article IV of the Credit Agreement remain true and correct on and as of the date hereof except to the extent that either: (i) such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date), (ii) an event or condition has occurred that would render such representations or warranties untrue but that is expressly permitted by the terms of the Credit Agreement, or (iii) an event or condition has occurred that would render such representations or warranties untrue but that has been previously disclosed in writing to the Lenders and does not constitute, or would not reasonably foreseeably constitute, a Material Adverse Change;

                  (d) There is no pending or threatened suit, cause of action or proceeding against the Borrower or any Subsidiary thereof that could reasonably have a Material Adverse Effect; or

                  (e) The use of the proceeds of such extension of credit shall not violate any Applicable Law applicable to or binding upon the Borrower or any provision of the Credit Agreement.

         If notice of this Borrowing has been given previously by telephone, then this notice should be considered a written confirmation of such telephone notice as required by Section 10.1 of the Credit Agreement.

                            E HOLDINGS, INC.



                            By:
                                --------------------------------------
                                 Title:
                                        ------------------------------






                               1.1(C)-2

                                 EXHIBIT 1.1(D)

                         FORM OF NOTICE OF CONTINUATION


                                     [date]


NationsBank, N.A. (South)
600 Peachtree Street, Suite 1100
Atlanta, Georgia  30308
Attention:  Ms. Julie Iarossi Davis -
                 Private Credit Group

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement dated as of October 8, 1996 (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein, and not otherwise defined herein, shall have their respective defined meanings as set forth in the Credit Agreement) by and between E Holdings, Inc. (the "Borrower") and NationsBank, N.A. (South), as a Lender (in such capacity, the "Lender") and as Agent (in such capacity, the "Agent").

         Pursuant to Section 2.3 of the Credit Agreement, the Borrower hereby gives notice, irrevocably, that the Borrower hereby requests a Continuation of the [Term Loan] [LA Loan] under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation (the "Proposed Continuation") as required by Section 2.3 of the Credit Agreement:

         (i) The proposed date of the Proposed Continuation is ____________, _____ [enter date].

         (ii) The Type of Loan to be continued is a [LIBOR Loan][Treasury Rate Loan].

         (iii) The duration of the selected Interest Period for the Loans which are the subject of such Continuation is: __________________________.

                  The Borrower hereby further certifies that (i) as of the date hereof, (ii) as of the requested date of the Proposed Continuation, and (iii) after giving effect to the Continuation requested hereby no Default or Event of Default has occurred and is continuing.

If notice of this Proposed Continuation has been given previously by telephone, then this notice should be considered a written confirmation of such telephone notice as required by Section 2.3 of the Credit Agreement.

                              E HOLDINGS, INC.



                              By:
                                   -------------------------------------
                               Title:
                                     -----------------------------------














                                    1.1(D)-2

                                 EXHIBIT 1.1(E)

                          FORM OF NOTICE OF CONVERSION


                                     [date]


NationsBank, N.A. (South)
600 Peachtree Street, Suite 1100
Atlanta, Georgia  30308
Attention:  Ms. Julie Iarossi Davis -
                 Private Credit Group

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement dated as of October 8, 1996 (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein, and not otherwise defined herein, shall have their respective defined meanings as set forth in the Credit Agreement) by and between E Holdings, Inc. (the "Borrower") and NationsBank, N.A. (South), as a Lender (in such capacity, the "Lender") and as Agent (in such capacity, the "Agent").

         Pursuant to Section 2.4 of the Credit Agreement, the Borrower hereby gives you notice, irrevocably, that the Borrower hereby requests a Conversion of the Term Loan of one Type into another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion (the "Proposed Conversion") as required by Section 2.4 of the Credit Agreement:

         (i) The requested date of the Proposed Conversion is ______________, _____ [enter date] (the "Conversion Date").

         (ii) The Type of Loan to be Converted pursuant hereto are presently _______________________ [LIBOR Loan][Treasury Rate Loan][Base Rate Loan] in the principal amount of $____________ outstanding as of the Conversion Date (the "Current Loans").

         (iii) The Conversion Amount is to be converted into a ___________________ [LIBOR Loan][Treasury Rate Loan][Base Rate Loan] (the "Converted Loan") on the Conversion Date.

         (v) **[In the event the Borrower selects a LIBOR Loan]** [The Borrower hereby requests that the Interest Period for such Converted Loan be for a duration of ___________________.

         The Borrower hereby further certifies that (i) as of the date hereof,
(ii) as of the Conversion Date, and (iii) after giving effect to the Conversion requested hereby no Default or Event of Default has occurred and is continuing.

         If notice of this Proposed Conversion has been given previously by telephone, then this notice should be considered a written confirmation of such telephone notice as required by Section 2.4 of the Credit Agreement.

                                            E HOLDINGS, INC.



                                            By:
                                               --------------------------------
                                               Title:
                                                     ---------------------------










                                    1.1(E)-2

                                 EXHIBIT 1.1(F)

                             FORM OF REVOLVING NOTE


$2,500,000                                                      October 8, 1996

         FOR VALUE RECEIVED, the undersigned, E HOLDINGS, INC., a corporation organized under the laws of the State of Georgia (the "Borrower"), promises to pay to the order of NATIONSBANK, N.A. (SOUTH) (the "Lender") in c/o NationsBank, N.A. (South), as Agent (the "Agent"), NationsBank, N.A. (South), 600 Peachtree Street, Suite 1100, Atlanta, Georgia 30308, in lawful money of the United States of America and in immediately available funds, the principal amount of TWO MILLION FIVE HUNDRED THOUSAND Dollars ($2,500,000), or such lesser principal amount as may then constitute the unpaid aggregate principal amount of the Revolving Loans made by the Lender to the Borrower pursuant to that certain Credit Agreement dated as of October 8, 1996 (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein, and not otherwise defined herein, shall have their respective defined meanings as set forth in the Credit Agreement), by and between the Borrower and NationsBank, N.A. (South), as a Lender and as Agent, on the Revolving Termination Date.

         The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in Sections 2.1(B) and 2.2 of the Credit Agreement.

         If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         This Note is the Revolving Note referred to in the Credit Agreement, and is subject to, and entitled to, all provisions and benefits thereof (including all indemnities contained therein) and is subject to optional and mandatory prepayment in whole or in part as provided therein. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, provides for the making of Revolving Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. Dollar amount first above mentioned.

         Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement which have not been waived by the Agent at the direction of the Requisite Lenders, the Agent shall, upon the written request of the Requisite Lenders, and by delivery of written notice to the Borrower from the Agent, take any and all of the following actions, without prejudice to the rights of the Agent, the Lender or any holder of this Note to enforce its claims against The Borrower: (a) declare all Obligations (including all amounts outstanding hereunder) to be immediately due and payable (except with respect to any Event of Default set forth in Section 8.1(F) or (G) of the Credit Agreement, in which case all Obligations due hereunder shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of the Lender; (b) immediately terminate the Revolving Loan Commitment and the obligation of the Lenders to make Revolving Loans under the Revolving Loan Commitment (and, in the case of an Event of Default set forth in Section 8.1(F) or (G) of the Credit Agreement, such termination shall occur automatically).

         The holder hereof shall be entitled to the benefits of the Credit Agreement and to the other Loan Documents (to the extent and with the effect as therein provided).

         The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

         THE PROVISIONS OF SECTION 10.4 OF THE CREDIT AGREEMENT ARE HEREBY EXPRESSLY INCORPORATED BY REFERENCE HEREIN.

Attest:                                    E HOLDINGS, INC.



By:                                        By:
   ----------------------------------          --------------------------------
     Title:                                    Title:
           --------------------------                 -------------------------

         (CORPORATE SEAL)


                                    1.1(F)-2

                                 EXHIBIT 1.1(G)

                                FORM OF TERM NOTE


$21,000,000                                                     October 8, 1996

         FOR VALUE RECEIVED, the undersigned, E HOLDINGS, INC., a corporation organized under the laws of the State of Georgia (the "Borrower"), promises to pay to the order of NATIONSBANK, N.A. (SOUTH) (the "Lender") in c/o NationsBank, N.A. (South), as Agent (the "Agent"), NationsBank, N.A. (South), 600 Peachtree Street, Suite 1100, Atlanta, Georgia 30308, in lawful money of the United States of America and in immediately available funds, the principal amount of TWENTY-ONE MILLION DOLLARS ($21,500,000), pursuant to that certain Credit Agreement dated as of October 8, 1996 (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein, and not otherwise defined herein, shall have their respective defined meanings as set forth in the Credit Agreement), by and between the Borrower and NationsBank, N.A. (South), as a Lender and as Agent, in the amounts and at the times specified for the Term Loan in the Credit Agreement.

         The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in Sections 2.1(A) and 2.2 of the Credit Agreement.

         If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         This Note is the Term Note referred to in the Credit Agreement, and is subject to, and entitled to, all provisions and benefits thereof (including all indemnities contained therein) and is subject to optional and mandatory prepayment in whole or in part as provided therein. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, provides for the making of the Term Loan by the Lender to the Borrower in the principal amount in U.S. Dollars as first above mentioned.

         Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement which have not been waived by the Agent at the direction of the Requisite Lenders, the Agent shall, upon the written request of the Requisite Lenders, and by delivery of written notice to the Borrower from the Agent, take any and all of the following actions, without prejudice to the rights of the Agent, the Lender or any holder of this Note to enforce its claims against the Borrower: (a) declare all Obligations (including all amounts outstanding hereunder) to be immediately due and payable (except with respect to any Event of Default set forth in Section 8.1(F) or (G) of the Credit

Agreement, in which case all Obligations due hereunder shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of the Lender.

         The holder hereof shall be entitled to the benefits of the Credit Agreement and to the other Loan Documents (to the extent and with the effect as therein provided).

         The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

         THE PROVISIONS OF SECTION 10.4 OF THE CREDIT AGREEMENT ARE HEREBY EXPRESSLY INCORPORATED BY REFERENCE HEREIN.

Attest:                                    E HOLDINGS, INC.



By:                                        By:
   -------------------------------------       --------------------------------
     Title:                                     Title:
           -----------------------------               ------------------------

         (CORPORATE SEAL)








                                    1.1(G)-2

                      FORM OF OPINION OF BORROWER'S COUNSEL


                                 October 8, 1996


NationsBank, N.A. (South), as Agent
600 Peachtree Street, Suite 1100
Atlanta, Georgia  30308


Alston & Bird
Atlanta, Georgia


Ladies and Gentlemen:

         We have acted as counsel to E Holdings, Inc., a Georgia corporation (the "Borrower"), in connection with the negotiation, execution and delivery of that certain Credit Agreement dated as of October 8, 1996 (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"), by and between E Holdings, Inc. (the "Borrower") and NationsBank, N.A. (South), as a Lender and as Agent (in such capacity, the "Agent").

         In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Loan Parties, certificates of officers and representatives of the Loan Parties, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth.

         Based upon the foregoing, and subject to all of the assumptions, qualifications and exceptions set forth herein, it is our opinion that:

         1. (i) Each of the Borrower, International and Systems is duly organized as a corporation; and (ii) each of the Loan Parties: (a) is validly existing and in good standing under the laws of its jurisdiction of incorporation; and (b) has the corporate power to execute, deliver and perform the Loan Documents to which it is a party, to own and use its assets, and to conduct its business as presently conducted and as proposed to be conducted immediately following the consummation of the transactions contemplated by the Credit Agreement; and (iii) is qualified to transact business as a foreign corporation in the states set forth on the attached Exhibit A.

         2. The authorized capital stock of each of the Borrower and its Subsidiaries is as set forth on the attached Exhibit B. The issued and outstanding shares of the Loan Parties are duly authorized and validly issued, fully paid, and non-assessable and, to the best of our knowledge, free and clear of all Liens other than those in favor of Agent, for the benefit of the Lenders. The capital stock of each Loan Party is owned by the

NationsBank, N.A., as Agent
Alston & Bird
October 8, 1996
Page 2





stockholders and in the amounts set forth on the attached Exhibit B. No shares of the capital stock of the Loan Parties, other than as described above, are issued and outstanding. Except as described on the attached Exhibit B, there are not, to the best of our knowledge, any preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party of any shares of capital stock or other securities of any such entity. [International] has reserved a sufficient number of shares of its common stock so that it may, upon the exercise of the Warrant, issue shares of common stock in an amount equal to such exercise.

         3. Each Loan Party has duly authorized the execution and delivery of the Loan Documents to which it is a party and all performance by it thereunder. Each of the Loan Parties has duly executed and delivered such Loan Documents.

         4. The execution and delivery by each of the Loan Parties of the Loan Documents to which each is a party and the Purchase Agreement by International do not, and if each of the Loan Parties were now to perform its obligations under such Loan Documents and the Purchase Agreement, such performance would not, result in any:

                  (a) violation of any Loan Party's organizational documents;

                  (b) violation of any existing federal or applicable state constitution, statute, regulation, rule, order, or law to which any Loan Party or its assets are subject;

                  (c) breach or violation of or default under, any agreements, instruments, indentures or other documents evidencing any indebtedness for money borrowed or any other material agreement to which, to the best of our knowledge, any Loan Party is bound or under which such Loan Party or its assets is subject;

                  (d) creation or imposition of a contractual lien or security interest in, on or against the assets of any Loan Party under any material written agreements to which, to the best of our knowledge, such Loan Party is a party or by which, to the best of our knowledge, such Loan Party or its assets are bound (other than liens and security interests in favor of the Agent for the benefit of the Lenders); or

                  (e) violation of any judicial or administrative decree, writ, judgment or order to which, to the best of our knowledge, any Loan Party or its assets are subject.

NationsBank, N.A., as Agent
Alston & Bird
October 8, 1996
Page 3





         5. The execution, delivery and performance by each of the Loan Parties of each Loan Document to which it is a party and by International of the Purchase Agreement, and the consummation of the transactions thereunder, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal or state Governmental Authority or educational accrediting or other body for filings required in connection with the perfection of security interests granted pursuant to the Loan Documents.

         6. The Loan Documents constitute the legal, valid and binding obligations of the Loan Parties, enforceable against each of the Loan Parties party thereto in accordance with their respective terms, except that the foregoing opinion is subject to: (a) applicable bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws relating to or affecting the enforcement of creditors' rights generally and (b) the fact that equitable remedies or relief (including, but not limited to, the remedy of specific performance) are subject to the discretion of the court before which any such remedies or relief may be sought.

         7. To the best of our knowledge, except as may be set forth on Schedule
4.7 of the Credit Agreement, there are no judgments outstanding against any Loan Party or affecting any of their assets, nor is there any litigation or other proceeding against the Borrower or its assets pending or overtly threatened.

         8. None of the Loan Parties is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

         9. Each Security Agreement executed by a Loan Party creates a valid security interest in the Collateral (as defined in each such Security Agreement) in favor of the Agent on behalf of the Lenders, the creation of a security interest in which is governed by, and is subject to, the Uniform Commercial Code as in effect on the date hereof in the State of Georgia (the "Georgia UCC"). (Such Collateral is referred to herein as the "UCC Collateral.") The financing statements attached hereto as Exhibit C (the "Financing Statements") are in appropriate form for filing in the office of the clerk of the superior court of any county in the State of Georgia (collectively, the "Filing Offices"). Upon the filing of the Financing Statements with the respective Filing Offices, such security interest in all UCC Collateral, a security interest in which may be perfected by the filing of financing statements, shall be perfected.

NationsBank, N.A., as Agent
Alston & Bird
October 8, 1996
Page 4





         10. The name of each Loan Party as debtor as set forth on each financing statement attached as Exhibit C attached hereto is the exact corporate name of each such Loan Party.

         11. No taxes, including, but not limited to, intangible or documentary stamp taxes, shall be payable to the State of Georgia or any jurisdiction therein on account of the execution or delivery of the Loan Documents, or the execution or recording of any document, instrument, agreement or certificate evidencing any security interest granted in favor of the Agent other than nominal filing fees.

         12. Assuming that the Borrower applies the proceeds of the Loans and as provided in the Credit Agreement, the transactions contemplated by the Loan Documents do not violate the provisions of Regulations G or X of the Federal Reserve Board.

         13. The consideration to be paid to the Agent and the Lenders for the financial accommodations to be provided to the Borrower pursuant to the Credit Agreement, and their disclosure to the Borrower in the manner set forth in the Credit Agreement, do not violate any law of the State of Georgia relating to interest and usury.

         14. Under the Georgia UCC, the execution and delivery of each of the various Pledge Agreements by certain of the Loan Parties creates a valid lien on and security interest in the "Collateral" as security for the "Obligations" (as such terms are defined in each of the Pledge Agreements), which as to the "Pledged Shares" (as that term is defined in the Pledge Agreement; herein the "Pledged Shares"), was duly perfected by the delivery of certificates evidencing the Pledgor's (as defined in each of the Pledge Agreements) ownership of the Pledged Shares. Assuming that the Agent has acquired its security interest in the Pledged Shares without notice of any adverse claim within the meaning of
Article 8 of the Georgia UCC, the Agent shall have a first-priority security interest.

         15. The pledge under each of the Pledge Agreements of the Pledged Shares (as defined in each such Pledge Agreement) to the Agent by the Pledgor thereunder pursuant to each such Pledge Agreement does not violate the Securities Act of 1933, as amended (the "Act"), or any applicable Georgia State Blue Sky Law, ("Blue Sky Law") or the rules and regulations promulgated thereunder. However, we note that any disposition by the Agent of any Pledged Shares may be subject to such laws and that the Agent may be required to comply with the registration, filing and other provisions of such laws.

         16. It is not necessary to register the Warrant under the Act or any Blue Sky Law.

NationsBank, N.A., as Agent
Alston & Bird
October 8, 1996
Page 5







         17. The transactions contemplated by the Purchase Agreement (the "Acquisition") have been consummated in accordance with the terms thereof.

         18. All consents and approvals of, or notices to, or other action to, with or by, any federal or state Governmental Authority or educational accrediting or other body required in connection with the consummation of the Acquisition have been made or obtained.

         [19. Other opinions relating to Acquisition to the extent not covered in Buyer and Seller opinions.]

         We are members of the Bar of the State of Georgia, and we express no opinion as to the laws of any jurisdictions other than the laws of the State of Georgia.

         This opinion is for the benefit solely of the addressees hereof and may not be used or relied upon by any other person or entity or in connection with any other transaction without our prior written consent.

                                                     Very truly yours,

                                                     Smith, Gambrell & Russell



                                                     --------------------------
                                                     A Partner

                               DISBURSEMENT LETTER


                                 October 8, 1996


NationsBank, N.A. (South)
600 Peachtree Street, 23rd Floor
Atlanta, Georgia  30308
Attention:  Ms. Julie Iarossi Davis -
             Private Credit Group

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement dated as of October 8, 1996 (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein, and not otherwise defined herein, shall have their respective defined meanings as set forth in the Credit Agreement) by and between E Holdings, Inc. (the "Borrower") and NationsBank, N.A. (South), as a Lender (in such capacity, the "Lender") and as Agent (in such capacity, the "Agent").

         This letter is given for the purpose, among other things, of requesting the initial Revolving Loans thereunder (the "Initial Borrowing") and to provide disbursement instructions for the Initial Borrowing.

         The Borrower hereby directs the Agent to disburse the proceeds of the Initial Borrowing to the following accounts:

         To:   NationsBank, N.A. (South), ABA __________________, Notify:
               ________________, A/C#_________________, $____________, to retire certain indebtedness owing thereto.

         To: Alston & Bird, Alston & Bird Special Account #1 Account No. 034-53-339, ABA No. 061-000052, NationsBank, N.A. (South), 600
               Peachtree Street, Atlanta, Georgia 30308, Notify: Joan Gilbert at (404) 881-7501, Reference: 15359/103102, $_____________ for
               costs and expenses incurred in connection with the Credit Agreement and the other Loan Documents.

         To:   ________________________________________________________________

         To:   _________________________________________________________________

         To:   The Borrower, $________________ for general corporate purposes.

The Borrower elects that the Initial Borrowing shall be in an amount equal to $_____________________.

         Terms used herein and not defined herein have their respective defined meanings as set forth in the Credit Agreement.

                                            E HOLDINGS, INC.



                                            By:
                                               --------------------------------
                                               Title:
                                                     --------------------------